As filed with the United States Securities and Exchange Commission on October 1, 2009
Registration No. _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MHI Hospitality Corporation
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	20-1531029 (I.R.S. Employer Identification No.)

410 W. Francis Street
Williamsburg, Virginia 23185
(757) 229-5648
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew M. Sims
President and CEO
410 W. Francis Street
Williamsburg, Virginia 23185
(757) 229-5648
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Thomas J. Egan, Jr. Esq.
Baker & McKenzie LLP
815 Connecticut Avenue, N.W.
Washington, D.C. 20006
(202) 452-7000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION
Title of Each Class of Securities to be Registered(1)	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(1)
Non-transferable Common Stock Subscription Rights		(2)	N/A	N/A			(3)
Common Stock, par value $0.01 per share	_________		______	$7,000,000	(4)	$390.60

(1)
This registration statement relates to: (a) non-transferable subscription rights to purchase common stock of the Registrant, which subscription rights are to be distributed to holders of the Registrant’s common stock; and (b) the shares of common stock deliverable upon the exercise of the non-transferable subscription rights pursuant to the rights offering.  This registration statement also covers any additional shares of common stock of the Registrant that may become issuable due to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.

(2)	Evidencing the subscription rights to subscribe for up to ________ shares of common stock, par value $0.01 per share.

(3)
The non-transferable subscription rights are being distributed without consideration.  Pursuant to Rule 457(g), no separate registration fee is payable with respect to the subscription rights being offered hereby since the subscription rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(4)
Represents the gross proceeds from the assumed exercise of all non-transferable subscription rights to be distributed.  At no time will the aggregate maximum offering price of all securities issued in any given 12-month period exceed the amount allowed for in General Instruction I.B.6. of Form S-3.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 1, 2009

PROSPECTUS

MHI HOSPITALITY CORPORATION

Common Stock
Subscription Rights to Purchase up to
__________ Shares of Common Stock

We are distributing at no charge to holders of our common stock non-transferable subscription rights to purchase shares of our common stock.  You will receive one subscription right for each share of common stock held of record as of 5:00 p.m., New York City time on October 12, 2009.

We are distributing subscription rights exercisable for up to 6,964,263 shares of our common stock, however, the total number of shares issuable upon exercise of the rights is subject to reduction by us so that the aggregate market value of the common stock issued pursuant to the rights offering does not exceed the limitation applicable to our use of Form S-3, which we have determined to use for purposes of registering our offering of the shares issuable upon exercise of the rights.  As of September 28, 2009, we may sell shares of common stock with an aggregate market value of up to approximately $[5.4] million under this prospectus pursuant to General Instruction I.B.6. of Form S-3.  We refer to this limitation as the Form S-3 Limitation.

Each subscription right will entitle you to purchase one share of our common stock at a subscription price equal to ______ per share, which we refer to as the basic subscription privilege.  If you fully exercise your basic subscription privilege, you will also be entitled to purchase any shares not purchased by other subscription rights holders pursuant to the over-subscription privilege described in this prospectus.  Your basic subscription privilege and over-subscription privilege are subject to the Form S-3 Limitation and to reduction by us to prevent any subscription rights holder from purchasing a number of shares of our common stock that would cause such subscription rights holder to own 9.9% or more of our common stock.  To the extent you properly exercise your basic subscription privilege and/or your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payment received by the subscription agent will be returned promptly, without interest or penalty.

The subscription rights may be exercised at any time during the subscription period, which will commence on _________, 2009.  The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on _______, 2009, unless we extend the rights offering period.  We reserve the right to extend the rights offering period at our sole discretion.  You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering period.  All exercises of subscription rights are irrevocable.  Our board of directors is making no recommendation regarding your exercise of the subscription rights.  The subscription rights may not be sold, transferred or assigned to anyone else and will not be listed for trading on the Nasdaq Global Market or any other stock exchange or market or on the OTC Bulletin Board.

We may cancel the rights offering at any time prior to its expiration for any reason.  If we cancel this offering all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

The shares of common stock are being offered directly by us without the services of an underwriter or selling agent.

Shares of our common stock are traded on the Nasdaq Global Market under the symbol “MDH”.  On September 28, 2009, the closing sale price for our common stock was $2.43 per share.  We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your rights.  The shares of common stock issued in the rights offering we expect will also be listed on the Nasdaq Global Market under the same symbol.

As of September 28, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $16.2 million, based on 6,964,263 shares outstanding, of which approximately 6,681,480 shares were held by non-affiliates, and on a price per share of $2.43, the closing price of our common stock on September 28, 2009.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering on Form S-3 with a value exceeding more than one-third of our market value in any 12-month period so long as our market value remains below $75.0 million.  As of the date hereof, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

The exercise of your subscription rights for shares of our common stock involves a high degree of risk.  You should carefully consider all of the information set forth in this prospectus, including the section entitled “Risk Factors” beginning on page 16 of this prospectus as well as all information included or incorporated herein by reference in this prospectus in its entirety before you decide whether to exercise your subscription rights.  See “Incorporation by Reference.”

		Subscription Price		Net Proceeds to Us (1)
Per Share	$	______	$	____	(2)
Total	$	______	$	_________	(2)

(1)	Assumes total estimated offering expenses of $____________.
(2)	Assumes that the rights offering is fully subscribed and that the maximum of _______ shares are sold.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING	2
PROSPECTUS SUMMARY	8
RISK FACTORS	16
USE OF PROCEEDS	35
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY	35
CAPITALIZATION	37
THE RIGHTS OFFERING	38
DESCRIPTION OF CAPITAL STOCK	45
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS	48
CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	52
PLAN OF DISTRIBUTION	54
LEGAL MATTERS	54
EXPERTS	54
INCORPORATION BY REFERENCE	55
WHERE YOU CAN FIND MORE INFORMATION	55

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized anyone to provide you with additional or different information from that contained in or incorporated by reference into this prospectus.  You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any exercise of the subscription rights.  Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations and future plans, are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “ potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking.  You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters.  We believe that it is important to communicate our future expectations to our investors.  There will be events in the future, however, that we are not able to predict accurately or control.  The factors listed under “Risk Factors” in this prospectus and in any documents incorporated by reference into this prospectus as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.  Such risks and uncertainties include, among other things, risks and uncertainties related to:

•	National and local economic and business conditions, including the current economic downturn, that will affect occupancy rates at our hotels and the demand for hotel products and services;
•	risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs;
•
the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the current credit crisis which has severely constrained the availability of debt financing;

•	risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements;
•	management and performance of our hotels;
•	risks associated with redevelopment and repositioning projects, including delays and cost overruns;
•	supply and demand for hotel rooms in our current and proposed market areas;
•	our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations;
•	legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts; and
•	other factors, including those discussed in “Risk Factors” in this prospectus and incorporated by reference into this prospectus.

These risks and uncertainties should be considered in evaluating any forward-looking statement contained in this prospectus or incorporated by reference herein. All forward-looking statements speak only as of the date of this report or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this report.  In addition, our past results are not necessarily indicative of our future results.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information from this prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, our common stock, and our business.

What is being offered in this rights offering?

We are distributing at no charge non-transferable subscription rights to holders of our common stock.  You will receive one subscription right for each share of common stock you owned, as of 5:00 p.m., New York City time on October 12, 2009, the record date.  The subscription rights will be evidenced by subscription rights certificates.  Each subscription right will entitle you to purchase one share of our common stock at a subscription price equal to ______ per share.  You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.

Your basic subscription privilege and over-subscription privilege are subject to reduction by us so that the aggregate market value of the common stock issued pursuant to the rights offering does not exceed the limitation applicable to our use of Form S-3.

Based on an aggregate market value of outstanding common stock held by non-affiliates equal to approximately $16.2 million as of September 28, 2009, we may not currently sell shares of common stock with an aggregate market value of more than approximately $[5.4] million under this prospectus pursuant to the Form S-3 Limitation.  If rights in excess of the Form S-3 Limitation are exercised, we will allocate the available shares of common stock pro rata among the stockholders that exercises the basic subscription privilege or over-subscription privilege, as the case may be, in proportion to the number of shares of common stock owned by each such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the basic subscription privilege or over-subscription privilege, as the case may be.

Why are we conducting the rights offering?

We are conducting the rights offering in order to raise additional equity capital and to improve and strengthen our financial position.  A rights offering provides the eligible stockholders the opportunity to participate in a capital raise on a pro rata basis and, to the extent that they exercise the subscription rights, minimize the dilution of their ownership interest in our company.   Assuming all the shares of common stock offered are sold in the rights offering, we expect that the gross proceeds from the rights offering will be approximately $___ million, or net proceeds equal to approximately $_____.  In authorizing the rights offering, our board of directors evaluated our future need for additional liquidity and capital, including for reducing or purchasing our indebtedness, and our need for increased financial flexibility in order to enable us to achieve our business plan and growth strategy.  Our board of directors concluded that we should take steps to raise additional capital including by means of this rights offering.  In connection with our board’s evaluation of our capital needs and of this rights offering, our board of directors also considered:

•	current economic and financial market conditions;
•	the prospect of dilution of current stockholders’ ownership interests resulting from any future efforts to raise capital from non-stockholders;
•	the size and timing of the rights offering;
•	the potential dilution to our current stockholders if they choose not to participate in the offering;
•	alternatives available for raising equity capital;
•	historical and current trading prices for our common stock;
•	the fact that the rights offering could potentially increase the public float for our common stock; and
•	the fact that existing stockholders would have the opportunity to participate on a pro rata basis and would also have an over-subscription privilege.

How was the subscription price determined?

Our board of directors determined the terms of the rights offering.  In determining the subscription price, our board of directors considered a number of factors, including:

•	our future needs for additional capital, liquidity and financial flexibility;
•	current economic and financial market conditions;
•	alternatives available for raising equity capital;

•
the size and timing of the rights offering and the price at which our stockholders might be willing to participate in a rights offering offered on a pro rata basis to all stockholders with an over-subscription privilege; and

•	historical and current trading prices for our common stock.

The subscription price was established by our board of directors at a price of ______ per share.  The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or net worth or any other established criteria of value and may or may not be considered the fair value of our common stock at the time the rights offering was approved by our board of directors or during the rights offering period.  We cannot assure you that the trading price of our common stock will not decline during or after the rights offering.  We also cannot assure you that you will be able to sell shares purchased in this offering at a price equal to or greater than the subscription price.  We do not intend to change the subscription price in response to changes in the trading price of our common stock prior to the closing of the rights offering.

What is the basic subscription privilege?

For each right that you own, you will have a basic subscription privilege to buy from us one share of our common stock at the subscription price, subject to the Form S-3 Limitation and the 9.9% ownership limitation, both of which are described below.  You may exercise your basic subscription privilege for some or all of your subscription rights, or you may choose not to exercise any subscription rights.

For example, if you owned 100 shares of our common stock as of 5:00 p.m., New York City time, on the record date, you would receive the same number of subscription rights and would have the right to purchase 100 shares of common stock for ______ per share with your basic subscription privilege.

What is the over-subscription privilege?

If you exercise your basic subscription privilege in full, you, together with other subscription rights holders that exercise their basic subscription privilege in full, will also be entitled to an over-subscription privilege to purchase a portion of any shares not purchased by other subscription rights holders pursuant to their basic subscription privilege, subject to the Form S-3 Limitation and the 9.9% ownership limitation, both of which are described below.  The subscription price per share that applies to the over-subscription privilege is the same subscription price per share that applies to the basic subscription privilege.

What are the limitations on the basic subscription privilege and the over-subscription privilege?

Our ability to satisfy your exercise of the basic subscription privilege and the over-subscription privilege will be subject to the Form S-3 Limitation, which permits us to sell shares of common stock with a maximum aggregate market value of $[5.4] million in the rights offering.

We will be able to satisfy your exercise of the over-subscription privilege only if other subscription rights holders do not elect to purchase all of the shares offered under their basic subscription privilege  We will honor over-subscription requests in full to the extent sufficient shares are available following the exercise of rights under the basic subscription privilege.

If the basic subscription requests or the over-subscription requests exceed the number of shares available, we will allocate the available shares of common stock pro rata among the stockholders that exercise such privilege in proportion to the number of shares of common stock owned by each such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising such basic subscription privilege or over-subscription privilege, as the case may be.

No fractional shares of common stock will be issued.  Any fractional rights resulting from the share allocation process described in this prospectus will be eliminated by rounding to the nearest whole number.

What effect will our 9.9% ownership limitation have on a holder’s ability to exercise a subscription right?

To help maintain our status as a real estate investment trust (REIT), our charter restricts beneficial and constructive ownership of common stock by any person or group of persons acting collectively to 9.9% of our outstanding shares of common stock.  See “Description of Capital Stock – Restrictions on Ownership and Transfer.”

If you only exercise your basic subscription rights, your percentage ownership interest in us may not increase.   If you exercise your over-subscription rights, your ownership percentage will increase.  We do not intend to grant waivers from our 9.9% limitation to any holder that exceeds the limit as a result of its exercise of basic subscription rights and/or over-subscription rights. The 9.9% limit for a person is computed based on the outstanding common stock, not including any common stock issuable to that person upon conversion of units of our operating partnership, MHI Hospitality, L.P., if any.

Any rights exercised by a holder and any common stock subscribed for by that holder through the exercise of its basic or over-subscription privilege that would cause it to go over the 9.9% ownership limit will not be considered exercised or subscribed for by that holder. The portion of the subscription price paid by a holder for rights that are not considered exercised and for common stock not considered subscribed for will be returned to that holder, without interest or penalty, as soon as practicable after completion of this offering.

If a holder subscribes for and, inadvertently or otherwise, is issued a number of shares of common stock that causes that holder to go over the 9.9% ownership limit, the number of shares of common stock in excess of the 9.9% ownership limit will not, in the hands of that holder, have dividend, voting and other rights or be considered outstanding for quorum, voting and other purposes.  See “Description of Capital Stock – Restrictions on Ownership and Transfer.”

Am I required to exercise the rights I receive in the rights offering?

No.  You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.  However, if you choose not to fully exercise your basic subscription privilege and other subscription rights holders fully exercise their basic subscription privilege, the percentage of our common stock owned by other stockholders will increase, the relative percentage of our common stock that you own will decrease, and your voting and other rights will be diluted.  In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the over-subscription privilege.

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment prior to the expiration of the rights offering, which is ________, 2009, at 5:00 p.m., New York time. If your shares of common stock are held in the name of a custodian bank, broker, dealer or other nominee, your custodian bank, broker, dealer or other nominee may establish a deadline prior to 5:00 p.m. New York time, on _________, 2009 by which you must provide it with your instructions to exercise your subscription rights and pay for your shares.

Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., New York time on ______, 2009 (unless extended), whether or not we have been able to locate each person entitled to subscription rights. Although we have the option of extending the expiration of the rights offering, we currently do not intend to do so.

May I transfer my subscription rights?

No.  You may not sell, transfer or assign your subscription rights to anyone else.

Are we requiring a minimum subscription to complete the rights offering?

There is no minimum subscription requirement in the rights offering. However, our board of directors reserves the right to cancel the rights offering for any reason, including if our board of directors believes that there is insufficient participation by our subscription rights holders. If the rights offering is canceled, all subscription proceeds received by the subscription agent will be returned, without interest or penalty.

Have any stockholders indicated they will exercise their subscription rights?

We have no commitment from any stockholder participating in the rights offering.

Are there any other conditions to the completion of the rights offering?

Yes.  The completion of the rights offering is subject to the conditions described under “The Rights Offering—Conditions, Withdrawal and Termination.”

Can the board of directors cancel, terminate, amend, or extend the rights offering?

Yes.  We have the option to extend the rights offering, although we do not presently intend to do so.  We may cancel the rights offering at any time prior to the expiration date for any reason.  If the rights offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for shares in the rights offering.  Our board of directors reserves the right to amend or modify the terms of the rights offering at any time, for any reason.  The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.

When will I receive my subscription rights certificate?

As soon as practicable after the date of this prospectus, the subscription agent will send a subscription rights certificate to each registered holder of our common stock as of the close of business on the record date, based on our stockholder registry maintained at the transfer agent for our common stock.  If you hold your shares of common stock through a brokerage account, bank, or other nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain a separate subscription rights certificate, you should promptly contact your broker, bank or other nominee and request a separate subscription rights certificate. It is not necessary to have a physical subscription rights certificate to elect to exercise your rights.

How do I exercise my subscription rights?

If you wish to participate in the rights offering, you must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price (including any amounts in respect of your over-subscription privilege), to the subscription agent before 5:00 p.m., New York City time, on                     , 2009.  If you use the mail, we recommend that you use insured, registered mail, return receipt requested.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the elimination of fractional rights.   If your aggregate subscription price payment is greater than the amount you would owe for exercise of your basic subscription privilege in full, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares of our common stock that could be purchased with your over-payment.  If the payment exceeds the subscription price for the full exercise of your subscription rights, or if you subscribe for more shares than you are eligible to purchase pursuant to the basic privilege and/or over-subscription privilege, then the excess will be returned to you as soon as practicable.  You will not receive interest on any payments refunded to you under the rights offering.

What should I do if I want to participate in the rights offering, but my shares of common stock are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares of our common stock that you own.  The record holder must exercise the subscription rights on your behalf for the shares of our common stock you wish to purchase.

If you wish to purchase shares of our common stock through the rights offering, please promptly contact your broker, dealer, custodian bank or other nominee as record holder of your shares. We will ask your record holder to notify you of the rights offering. However, if you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly initiate contact with that intermediary. Your broker, dealer, custodian bank or other nominee may establish a deadline prior to the 5:00 p.m. New York time on _____, 2009, which we established as the expiration date of the rights offering.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes.  The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering.  If the rights offering is not completed, the subscription agent will return, without interest or penalty, as soon as practicable all subscription payments.  If you own shares of common stock in “street name,” it may take longer for you to receive payment because the subscription agent will return payments through the record holder of the shares.

What form of payment is required to purchase our shares of common stock in the rights offering?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent in connection with the rights offering must be made in full, in United States currency, in immediately available funds, by:

•	certified bank check or bank draft payable to American Stock Transfer & Trust Company, as subscription agent, f/b/o MHI Hospitality Corporation, drawn upon a United States bank; or
•
wire transfer of immediately available funds to the account maintained by the subscription agent to: JP Morgan Chase, ABA # 021000021, Acct # 323-213251, Account name: American Stock Transfer & Trust, Reference: MHI Hospitality Rights Offer.

You may not remit personal checks of any type.

After I exercise my subscription rights, can I change my mind?

No.  All exercises of subscription rights are irrevocable by the subscription rights holders, even if you later learn information about us that you consider unfavorable, or even in the event we extend the rights offering.  You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.  However, we may cancel, extend or otherwise amend the rights offering at any time prior to the expiration date.

Does exercising my subscription rights involve risk?

Yes.  The exercise of your subscription rights involves risks.  Exercising your subscription rights involves the purchase of shares of our common stock and should be considered as carefully as you would consider other equity investments.  Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and the documents incorporated by reference into this prospectus.

Has our board of directors made a recommendation to our stockholders regarding the rights offering?

No.  Our board of directors is making no recommendations regarding your exercise of the subscription rights.  Stockholders who exercise subscription rights risk investment loss on new money invested.  We cannot assure you that the trading price for our common stock will be above the subscription price at the time of exercise or at the expiration of the rights offering period or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price.  You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering.  See “Risk Factors” in this prospectus and the documents incorporated by reference into this prospectus.

What fees or charges apply if I exercise my subscription rights?

We are not charging any fees or sales commissions to issue subscription rights to you or to issue shares to you if you exercise your subscription rights.  If you exercise your subscription rights through a broker, dealer, custodian bank or other record holder of your shares of common stock, you are responsible for paying any fees that person may charge.

When will I receive my new shares of common stock?

Stock certificates will not be issued for shares of our common stock offered in the offering.  As soon as practicable after the expiration of the rights offering period, the subscription agent will arrange for issuance to DTC on behalf of each subscription rights holder of record that has validly exercised its basic subscription privilege, the shares of common stock purchased pursuant to the basic subscription privilege.  Shares subscribed for pursuant to the over-subscription privilege will be delivered to DTC on your behalf as soon as practicable after the expiration date of the rights offering and following the completion of any pro-rations as may be necessary in the event the over-subscription requests exceed the number of shares not subscribed for pursuant to the basic subscription privilege.

Will the subscription rights be listed on a stock exchange or national market?

The subscription rights may not be sold, transferred or assigned to anyone else and will not be listed on the Nasdaq Global Market or any other stock exchange or market or on the OTC Bulletin Board.  Our common stock will continue to trade on the Nasdaq Global Market under the symbol “MDH”, and we expect the shares of common stock to be issued in connection with the rights offering will also be listed on the Nasdaq Global Market under the same symbol.

What are the material U.S. federal income tax consequences of exercising my subscription rights?

The receipt and exercise of your subscription rights will generally not be taxable under U.S. federal income tax laws.  You should seek specific tax advice from your personal tax advisor in light of your personal tax situation and as to the applicability and effect of any tax laws.  See “Certain Material U.S. Federal Income Tax Considerations.”

What happens if I choose not to exercise my subscription rights?

Subscription rights holders who do not exercise their subscription rights will lose any value that may be represented by the rights.  If you do not exercise your basic subscription privilege and the rights offering is completed, the number of shares of our common stock you own will not change but, due to the fact that shares will be purchased by other subscription rights holders in the rights offering, your percentage ownership of our total outstanding common stock will decrease.  In addition, if you exercise your basic subscription privilege in full but do not exercise your over-subscription privilege in full and other subscription rights holders fully exercise their basic and over-subscription privilege, the percentage of our common stock owned by those other subscription rights holders will increase.

How many shares of common stock will be outstanding after the rights offering?

As of September 28, 2009, there were 6,964,263 shares of our common stock outstanding.  We will issue up to ________ shares of common stock in the rights offering, depending on the number of subscription rights that are exercised.  Based on the number of shares outstanding as of _________, 2009, if we issue all _________ shares of common stock available in this rights offering, we would have __________ shares of common stock outstanding following the completion of the rights offering.

How much money will MHI receive from the rights offering?

The net proceeds to us from the rights offering will depend on the number of subscription rights that are exercised.  If we issue all _________ shares available in the rights offering, the net proceeds to us, after deducting estimated offering expenses, will be approximately $____ million.  We estimate that the expenses of the rights offering will be approximately $______ million.  We will contribute the net proceeds to our operating partnership in exchange for units in our operating partnership.  Our operating partnership intends to subsequently use the net proceeds received from us for additional working capital, which may be used at our discretion to reduce or purchase existing or future indebtedness, or for other general corporate purposes.  See “Use of Proceeds.”

To whom should I send my forms and payment?

If you received a rights certificate with this prospectus and wish to purchase shares during the rights offering, you should send your properly completed and signed rights certificate, any other subscription documents and payment by hand delivery, first class mail or courier service to the subscription agent at:

If Delivering by Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	By Overnight Courier or By Mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York time, on _______, 2009. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

Who should I contact if I have more questions?

If you have more questions about the rights offering or need additional copies of the rights offering documents, please contact the information agent, The Altman Group, at (866) 796-3419 or by email at reorg@altmangroup.com.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus.  This summary does not contain all of the information that you should consider before deciding whether to exercise your subscription rights.  You should carefully read this entire prospectus, including the information under the heading “Risk Factors” and all information included or incorporated by reference into this prospectus, which are described under the heading “Incorporation by Reference.” In this prospectus, all references to the “Company,” “MHI” “we,” “us” and “our” refer to MHI Hospitality Corporation, a Maryland corporation, and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

Company Overview

We are a self-advised REIT incorporated in Maryland in August 2004 to pursue opportunities in the full-service, upper-upscale, upscale and mid-scale segments of the hotel industry. We commenced operations in December 2004 when we completed our initial public offering and thereafter consummated the acquisition of six hotel properties, which we refer to as our initial properties.

Our wholly-owned hotel portfolio currently consists of nine full-service, upper-upscale, upscale and mid-scale hotels with 2,110 rooms, which operate under well-known brands such as Hilton, Crowne Plaza, Sheraton and Holiday Inn. We also own a 25% indirect non-controlling interest in the 311 room Crowne Plaza Hollywood Beach Resort through a joint venture with The Carlyle Group, which we refer to as Carlyle, and we have a leasehold interest in a resort condominium facility in Wrightsville Beach, North Carolina.

As of September 30, 2009, we owned the following hotel properties:

Property	Number of Rooms	Location	Date of Acquisition
Hilton Philadelphia Airport	331	Philadelphia, PA	December 21, 2004
Hilton Savannah DeSoto	246	Savannah, GA	December 21, 2004
Hilton Wilmington Riverside	272	Wilmington, NC	December 21, 2004
Sheraton Louisville Riverside on Louisville	181	Jeffersonville, IN	September 20, 2006
Crowne Plaza Hampton Marina	172	Hampton, VA	April 24, 2008
Crowne Plaza Jacksonville	292	Jacksonville, FL	July 22, 2005
Crowne Plaza Tampa Westshore	222	Tampa, FL	October 29, 2007
Holiday Inn Brownstone	187	Raleigh, NC	December 21, 2004
Holiday Inn Laurel West	207	Laurel, MD	December 21, 2004
Total	2,110

We conduct substantially all our business through our operating partnership, MHI Hospitality, L.P. We are the sole general partner of our operating partnership, and we own an approximate 65.0% interest in our operating partnership, with the remaining interest being held by the contributors of our initial properties as limited partners.

To qualify as a REIT, we cannot operate hotels. Therefore, our operating partnership leases our hotel properties to MHI Hospitality TRS, LLC, our TRS Lessee, which then engages a hotel management company to operate the hotels under a management contract. Our TRS Lessee has engaged MHI Hotels Services, LLC to manage our hotels. Our TRS Lessee, and its parent, MHI Hospitality TRS Holding, Inc., which we refer to as MHI Holding, are consolidated into our financial statements for accounting purposes. The earnings of MHI Hospitality TRS Holding, Inc. are subject to taxation similar to other C corporations.

We were incorporated in Maryland in August 2004. Our principal executive offices are located at 410 W. Francis Street, Williamsburg, VA 23185. Our telephone number is (757) 229-5648. Our website is http://www.MHIHospitality.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Recent Portfolio Changes

On April 24, 2008, we completed the purchase of the 172-room Hampton Marina Hotel in Hampton, Virginia for approximately $7.8 million, including transfer costs. To facilitate the purchase, we assumed $5.75 million of existing indebtedness, which bore a rate of 6.50% and was set to mature on July 1, 2016. The remainder of the purchase price as well as closing costs was funded with borrowings on our credit facility. On June 30, 2008, we refinanced the indebtedness drawing approximately $5.5 million on a three-year $9.0 million mortgage loan from TowneBank with one 12-month extension. The loan requires monthly payments of interest and bears a rate of the greater of 30-day LIBOR plus 2.75% or 4.75%. The remainder of the proceeds, totaling approximately $3.5 million, funded a product improvement plan, or PIP, for the hotel in connection with its Crowne Plaza licensing. In October 2008, the Company completed the hotel’s conversion to the Crowne Plaza Hampton Marina.

On May 1, 2008, we re-opened the Sheraton Louisville Riverside after completing a $16.1 million renovation.

On March 6, 2009, we re-opened the Crowne Plaza Tampa Westshore after completing a $23.5 million renovation.

Summary Financial Information

The following is a summary of selected statement of operations and balance sheet data for each of the periods indicated. The selected financial data presented below for the years ended December 31, 2008 and December 31, 2007 are derived from our audited consolidated financial statements and related notes.  The selected consolidated financial data presented below for the six months ended June 30, 2009, and the summary balance sheet information for June 30, 2009, compared with December 31, 2008 and 2007 are derived from our unaudited consolidated financial statements and related notes.

The selected consolidated financial data presented below should be read in conjunction with our consolidated financial statements and the notes to the consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which are incorporated herein by reference.

	Six Months Ended June 30, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007

Statement of Operations
Total Revenues	$36,031,709	$70,762,732	$69,814,379
Total Operating Expenses excluding Depreciation and Amortization	(29,279,497)	(58,810,002)	(55,014,440)
Depreciation and Amortization	(3,996,058)	(6,346,222)	(5,050,234)
Net Operating Income	2,756,154	5,606,509	9,749,705
Interest Income	27,828	72,547	132,715
Interest Expense	(4,584,707)	(6,811,460)	(4,211,785)
Other Income (Expense) – Net	534,103	(1,263,305)	(2,034,539)
Income Tax Benefit (Provision)	524,855	1,475,695	187,888
Net Income (Loss)	(741,767)	(920,014)	3,823,984
Net Income (Loss) Attributable to Non-Controlling Interest	259,137	322,127	(1,362,967)
Net Income (Loss) Attributable to the Company	$(482,630)	$(597,887)	$2,461,017

	Six Months Ended June 30, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007

Statement of Cash Flows
Cash from (used in) Operations – net	$(146,770)	$7,214,566	$12,786,427
Cash from (used in) Investing – net	(5,640,025)	(51,931,701)	(35,002,314)
Cash from (used in) Financing – net	10,667,130	42,447,582	24,759,096
Net Increase (Decrease) in Cash and Cash Equivalents	$4,880,335	$(2,269,553)	$2,543,209

Balance Sheet
Total Assets(1)	$220,458,801	$211,218,434	$159,958,990
Total Long-Term Debt including Current Portion(1)	72,935,572	72,256,168	55,000,000
Total Current and Long-Term Liabilities(1)	167,560,899	157,442,238	100,083,094
Non-Controlling Interest(1)	17,127,258	17,461,147	19,689,453
Total MHI Hospitality Corporation Stockholders’ Equity(1)	35,770,644	36,315,049	40,186,443

Operating Data
Average Number of Available Rooms	2,032	1,776	1,537
Total Number of Available Room Nights	367,702	649,867	561,005
Occupancy Percentage(2)	60.7%	61.9%	69.8%
Average Daily Rate (ADR)(2)	$110.26	$123.55	$118.86
RevPAR(2)	$66.96	$76.51	$82.97

Additional Financial Data
FFO(3)	$3,517,300	$6,292,400	$9,249,327
Earnings Per Share (Basic and Diluted)	$(0.07)	$(0.09)	$0.36

(1)	As of the period end.
(2)
Occupancy Percent is calculated by dividing the total daily number of rooms sold by the total daily number of rooms available. Average Daily Rate, ADR, is calculated by dividing the total daily room revenue by the total daily number of rooms sold. Revenue Per Available Room, RevPAR, is calculated by dividing the total daily room revenue by the total daily number of rooms available.

(3)
Funds from Operations, FFO, is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non- cash items such as real estate asset depreciation and amortization, and after adjustment for any minority interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs. Below is a reconciliation of FFO to net income (loss).

	Six Months Ended June 30, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Reconciliation of FFO
Net Income (Loss) Attributable to the Company	$(482,630)	$(597,887)	$2,461,017
Noncontrolling Interest	(259,137)	(322,127)	1,362,967
Add Depreciation and Amortization	3,996,058	6,346,222	5,050,234
Add Equity in Depreciation on Joint Venture	271,879	545,659	135,445
Subtract Gain/ Add Loss on Asset Disposal	(8,870)	320,533	239,664
Funds From Operations	$3,517,300	$6,292,400	$9,249,327

FFO does not represent cash generated from operating activities as determined by accounting principles generally accepted in the United States of America, which we refer to as GAAP, and should not be considered as an alternative to GAAP net income, as an indication of our financial performance, or to cash flow from operating activities as determined by GAAP, as a measure of liquidity. In addition, FFO is not indicative of funds available to fund cash needs, including the ability to make cash distributions.

SUMMARY

The Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete.  See “The Rights Offering” for a more detailed description of the terms and conditions of the rights offering.

Securities Offered
We are distributing at no charge to holders of our common stock, non-transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for each share of common stock held of record, as of 5:00 p.m., New York City time on October 12, 2009.

Subscription Price	The subscription price per share of common stock shall be equal to ______.

Basic Subscription Privilege
For each right that you own, you will have a basic subscription privilege to buy from us one share of our common stock at the subscription price, subject to the Form S-3 Limitation and the 9.9% ownership limitation, both of which are described below. You may exercise your basic subscription privilege for some or all of your subscription rights, or you may choose not to exercise your subscription rights.

Over-Subscription Privilege
If you exercise your basic subscription privilege in full, you will also have an over-subscription privilege to purchase any shares that our other subscription rights holders do not purchase under their basic subscription privilege subject to the Form S-3 Limitation and the 9.9% ownership limitation, both of which are described below. The subscription price for shares purchased pursuant to the over-subscription privilege will be the same as the subscription price for the basic subscription privilege.

If, however, over-subscription requests exceed the number of shares of common stock available for sale in the rights offering, we will allocate the available shares of common stock pro rata among the stockholders that exercise the over-subscription privilege in proportion to the number of shares of common stock owned by each such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of shares of common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares of common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription requests have been satisfied.

If you are not allocated the full amount of shares for which you over-subscribe, you will receive a refund of the subscription price, without interest or penalty, that you delivered for those shares of our common stock that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the completion of the offering.

No fractional shares of common stock will be issued. Any fractional rights resulting from the share allocation process specified above will be rounded to the nearest number.

Form S-3 Limitation
Based on an aggregate market value of outstanding common stock held by non-affiliates equal to approximately $16.2 million as of September 28, 2009, we may not sell shares of common stock with an aggregate market value of more than approximately $[5.4] million under this prospectus pursuant to the Form S-3 Limitation. If the basic subscription requests or the over-subscription requests exceed the number of shares available, we will allocate the available shares of common stock pro rata among the stockholders that exercise such privilege in proportion to the number of shares of common stock owned by each such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising such basic subscription privilege or over-subscription privilege, as the case may be.

REIT Ownership Limitation
To help maintain our status as a real estate investment trust (REIT), our charter restricts beneficial and constructive ownership of shares of common stock by any person or group of persons acting collectively to 9.9% of our outstanding common stock.

If you only exercise your basic subscription rights, your percentage ownership interest in us may not increase. If you exercise your over-subscription rights, your ownership percentage will increase. We do not intend to grant waivers from our 9.9% limitation to any holder that exceeds the limit as a result of its exercise of basic subscription rights and/or over-subscription rights.

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, not more than 50% (by value) of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities).

The 9.9% limit for a person is computed based on the outstanding shares of common stock, and does not include any shares of common stock issuable to that person upon conversion of limited partnership interests of our operating partnership, MHI Hospitality, L.P., if any.

Any rights exercised by a holder and any shares of common stock subscribed for by that holder through the exercise of its over-subscription rights that would cause it to go over the 9.9% ownership limit will not be considered exercised or subscribed for by that holder. The portion of the subscription price paid by a holder for rights that are not considered exercised and for shares of common stock not considered subscribed for will be returned to that holder, without interest or penalty, as soon as practicable after completion of this offering.

Record Date	October 12, 2009

Expiration Date
The subscription rights will expire at 5:00 p.m., New York City time, on __________, 2009, unless the expiration date is extended. We reserve the right to extend the subscription rights period at our sole discretion.

Procedure for Exercising Subscription Rights
The subscription rights may be exercised at any time during the subscription period, which commences on __________ , 2009. To exercise your subscription rights, you must take the following steps:

•      If you are a registered holder of our shares of common stock, you may deliver payment and a properly completed rights certificate to the subscription agent before 5:00 p.m., New York time on _______, 2009, unless the expiration date is extended. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•      If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf and deliver all documents and payments before 5:00 p.m., New York time, on _______, 2009, unless the expiration date is extended.

Use of Proceeds
The net proceeds to us from the rights offering will depend on the number of subscription rights that are exercised. If we issue all _________ shares available in the rights offering, the net proceeds to us, after deducting estimated offering expenses, will be approximately $___ million. We estimate that the expenses of the rights offering will be approximately $_____ million. We will contribute the net proceeds to our operating partnership in exchange for units in our operating partnership. Our operating partnership intends to subsequently use the net proceeds received from us for additional working capital, which may be used for reducing or purchasing our indebtedness, or for other general corporate purposes. See “Use of Proceeds.”

Non-Transferability of Subscription Rights
The subscription rights may not be sold, transferred or assigned to anyone else and will not be listed for trading on the Nasdaq Global Market or any other stock exchange or market or on the OTC Bulletin Board.

No Revocation
All exercises of subscription rights are irrevocable, even if you later learn information about us that you consider unfavorable, or even in the event we extend the rights offering. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering at a subscription price of ______ per share.

Conditions to the Rights Offering	The completion of the rights offering is subject to the conditions described under “The Rights Offering—Conditions, Withdrawal and Termination.”

Extension; Cancellation; Amendment
We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so. We also reserve the right to cancel the rights offering at any time prior to the expiration date for any reason. If the rights offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for shares in the rights offering. We also reserve the right to amend or modify the terms of the rights offering.

No Board Recommendation
Our board of directors is making no recommendations regarding your exercise of the subscription rights. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. Please see the section of this prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Issuance of Common Stock
If you purchase shares of common stock through the rights offering, we will issue those shares to DTC on your behalf as soon as practicable after the completion of the rights offering. Stock certificates will not be issued for shares of our common stock offered in the offering.

Listing of Common Stock
Our common stock trades on the Nasdaq Global Market under the symbol “MDH”, and we expect the shares to be issued in connection with the rights offering will also be listed on the Nasdaq Global Market under the same symbol.

Certain Material U.S. Federal Income Tax Considerations
The receipt and exercise of your subscription rights will generally not be taxable under U.S. federal income tax laws. You should seek specific tax advice from your personal tax advisor in light of your personal tax situation and as to the applicability and effect of any tax laws. See “Certain Material U.S. Federal Income Tax Considerations.”

Subscription Agent	American Stock Transfer & Trust Company

Information Agent	The Altman Group

Shares of Common Stock Outstanding Before the Rights Offering	As of September 28, 2009, 6,964,263 shares of our common stock were outstanding.

Shares of Common Stock Outstanding After Completion of the Rights Offering
We will issue up to ________ shares of common stock in the rights offering, depending on the number of subscription rights that are exercised. Based on the number of shares of common stock outstanding as of September 28, 2009, if we issue all ________ shares of common stock available in this rights offering, we would have ____________ shares of common stock outstanding following the completion of the rights offering.

Risk Factors
Stockholders considering making an investment by exercising subscription rights in the rights offering should carefully read and consider the information set forth in “Risk Factors” beginning on page 16 of this prospectus, together with the other information contained in or incorporated by reference into this prospectus, including the information discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 25, 2009, before making a decision to invest in our common stock.

Fees and Expenses	We will pay the fees and expenses incurred by us related to the rights offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully read and consider the risks described below, together with the other information contained in or incorporated by reference into this prospectus, before making an investment. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Some of the statements in this section of this prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Rights Offering

The price of our common stock is volatile and may decline before or after the subscription rights expire.

The market price of our common stock is subject to wide fluctuations in response to numerous factors, including factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price. These factors include, among other things, actual or anticipated variations in our operating results and cash flow, the nature and content of our earnings releases, and our competitors’ earnings releases, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for similar stocks, the number of shares of our common stock outstanding, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, as well as general economic and market conditions, such as recessions. In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock.

If you do not fully exercise your basic subscription privilege, your interest in us will be diluted.  In addition, if you do not exercise your basic subscription privilege in full and the subscription price is less than the fair value of our common stock, then you would experience an immediate dilution of the aggregate fair value of your shares, which could be substantial.

Up to __________ shares of common stock are issuable in the rights offering.  If you do not choose to fully exercise your basic subscription privilege, your proportionate voting interest will be reduced and your percentage ownership interest in us will significantly decrease.  In addition, if you exercise your basic subscription privilege in full but do not exercise your over-subscription privilege in full and other subscription rights holders fully exercise their basic and over-subscription privileges, the percentage of our common stock owned by those other subscription rights holders will increase.  For example, if you own ______ shares of common stock before the rights offering, or approximately ___% of our common stock, and you do not exercise any of your basic or over-subscription privileges while all other subscription rights holders exercise their subscription privileges in full, then your percentage ownership will be reduced to approximately __%.  In addition, if you do not exercise your basic subscription privilege in full and the subscription price is less than the fair value of our common stock, you would experience immediate dilution of the value of your shares relative to what your value would have been had our common stock been issued at fair value.  This dilution could be substantial.

The subscription price determined for the rights offering is not necessarily an indication of the fair value of our common stock.

Our board of directors determined the terms of the rights offering.  In determining the subscription price, our board of directors considered a number of factors, including:

•	our future needs for additional capital, liquidity and financial flexibility;
•	current economic and financial market conditions;
•	alternatives available for raising equity capital;
•
the size and timing of the rights offering and the price at which our stockholders might be willing to participate in a rights offering offered on a pro rata basis to all stockholders with an over-subscription privilege; and

•	historical and current trading prices for our common stock.

The subscription price was established by our board of directors at a price of ______ per share.  The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or net worth or any other established criteria of value and may or may not be considered the fair value of our common stock at the time the rights offering was approved by our board of directors or during the rights offering period.  On September 28, 2009, the closing sale price for our common stock on the Nasdaq Global Market was $2.43 per share.  We cannot assure you that the trading price of our common stock will not decline during or after the rights offering.  We also cannot assure you that you will be able to sell shares purchased in this offering at a price equal to or greater than the subscription price.  We do not intend to change the subscription price in response to changes in the trading price of our common stock prior to the closing of the rights offering.

Because we do not have any formal commitments from any of our stockholders to participate in the rights offering, the net proceeds we receive from the rights offering may be lower than currently anticipated and we may require additional capital.

We do not have any formal commitments from any of our stockholders to participate in the rights offering, and we cannot assure you that any of our stockholders will exercise all or any part of their basic subscription privilege or their over-subscription privilege.  If our subscription rights holders subscribe for fewer shares of our common stock than anticipated, the net proceeds we receive from the rights offering could be significantly reduced.  If the rights offering is not fully subscribed and we do not raise the desired amount of capital in this rights offering, we may need to increase the amount of outside capital we seek to raise in the future.   We expect that even if all the rights are exercised and the maximum number of shares are sold, we will seek to raise additional equity financing to improve our capital position.

The rights offering may cause the price of our common stock to decline.

The subscription price of ______ per share is [lower/higher] than the average of the closing sales prices of our common stock over the thirty trading day period ended                     , 2009.  The announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock we could issue if this offering is completed, may result in an immediate decrease in the trading price of our common stock.  This decrease may continue after the completion of the rights offering.  If that occurs, your purchase of shares of our common stock in the rights offering may be at a price greater than the prevailing trading price.  Further, if a substantial number of subscription rights are exercised and the holders of the shares received upon exercise of those subscription rights choose to sell some or all of those shares, the resulting sales could also depress the trading price of our common stock.

We may cancel the rights offering at any time prior to the expiration of the rights offering period, and neither we nor the subscription agent will have any obligation to you except to return your subscription payment.

We may at our sole discretion cancel this rights offering at any time prior to the expiration of the rights offering period.  If we elect to cancel the rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return to you, without interest or penalty, as soon as practicable any subscription payments.  In addition, we may suffer reputational harm if the rights offering is canceled prior to the expiration date.

Because you may not revoke or change your exercise of the subscription rights, you could be committed to buying shares above the prevailing trading price at the time the rights offering is completed.

Once you exercise your subscription rights, you may not revoke or change the exercise.  The trading price of our common stock may decline before the subscription rights expire.  If you exercise your subscription rights, and, afterwards, the trading price of our common stock decreases below the ______ per share subscription price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss.  There can be no assurances that the trading price of our common stock will equal or exceed the subscription price at the time of exercise or at or after the expiration of the subscription rights offering period.

Our common stock is traded on the Nasdaq Global Market under the symbol, “MDH”, and the closing sale price of our common stock on the Nasdaq Global Market on September 28, 2009 was $2.43 per share.

You may not be able to resell any shares of our common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the subscription rights offering period or be able to sell your shares at a price equal to or greater than the subscription price.

If you exercise subscription rights, you may not be able to resell the common stock purchased by exercising your subscription rights until you, or your broker, custodian bank or other nominee, if applicable, have received those shares.  Moreover, you will have no rights as a stockholder of the shares you purchased in the rights offering until we issue the shares to you.  Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, including after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued.  In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your common stock at a price equal to or greater than the subscription price.

Because we will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds.

We will contribute the net proceeds to our operating partnership.  Our operating partnership intends to subsequently use the net proceeds received from us for additional working capital, which may be used to reduce or purchase our indebtedness, or for other general corporate purposes.  However, we may allocate the proceeds among these purposes in our discretion.  In addition, economic and financial market conditions may require us to allocate portions of the net proceeds for other purposes.  Accordingly, you will be relying on the judgment of our management with regard to the use of proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner that you consider appropriate.  See “Use of Proceeds.”

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights may be rejected.

Subscription rights holders who desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date of the rights offering.  If you are a beneficial owner of shares of our common stock, but not a record holder, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering period.  We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering period.  If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering prior to the expiration of the rights offering period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received.  Neither we nor the subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment.  We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures.

Because the subscription rights are non-transferable, there is no market for the subscription rights.

You may not sell, transfer or assign your subscription rights to anyone else, and we do not intend to list the subscription rights on the Nasdaq Global Market, any other stock exchange or the OTC Bulletin Board.  Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights.  You must exercise the subscription rights and acquire shares of our common stock to realize any value that may be embedded in the subscription rights.

Risks Related to Our Debt and Financing and the Current Economic Crisis

The general economic slowdown has negatively affected the financial performance of our hotels, which is the primary factor in determining their fair market value. If the general economic slowdown continues and fails to turn around, we may have difficulty complying with the covenants in our credit agreement.

Under the terms of our credit facility, we must satisfy certain financial and non-financial covenants.  Our credit agreement limits the amount we may borrow under the agreement to the lesser of $80.0 million or 100% of the value of the collateral pool, as determined by the provisions of the agreement. The financial covenants include tests of our overall leverage as well as tests of our level of overall profitability. The credit agreement prescribes the method for determining the values of our hotels for the purpose of computing the leverage tests. With certain exceptions, the value of each hotel is directly related to its financial performance. In February 2009, we executed an amendment to the credit agreement that established new methodologies for valuing our existing properties under renovation and obtained a waiver of any potential defaults for 2008. As of December 31, 2008, after taking into account the provisions of the third amendment to the credit agreement, and as of June 30, 2009, we were in compliance with all the required covenants.

Failure to maintain sufficient levels of financial performance at our hotel properties could cause the value of our collateral pool, as determined by the terms of the agreement, to fall below the current level of borrowing under the credit agreement and could require us to immediately repay a portion of the outstanding indebtedness.  Additionally, as our newly-opened properties convert to having their respective collateral pool values determined by their financial performance from their appraised value or accumulated cost basis, we may experience significant deficiencies in the value of our collateral pool and be required to immediately repay a portion of the outstanding indebtedness.  Failure to repay required portions of our indebtedness would create a potential default under this credit facility.  While we may seek temporary or permanent relief through either an amendment or waiver, there can be no assurance that the lenders would grant an amendment or waiver, and any such amendment or waiver may include additional fees, increased interest rates or other more stringent terms and conditions that are materially disadvantageous to us.

Failure to maintain sufficient levels of financial performance at our hotel properties could cause us to fail any of the leverage or financial performance covenant tests. Failure to satisfy these covenants and conditions would create a potential default under this credit facility, in which case we could pursue an amendment to our credit agreement or waiver. There can be no assurance that the lenders would grant an amendment or waiver and, in light of current credit market conditions, any such amendment or waiver may include additional fees, increased interest rates or other more stringent terms and conditions that are materially disadvantageous to us.  In order to avoid a default due to insufficiency of the collateral pool, we may have to repay a significant portion of the outstanding indebtedness.  In the event of a default, for failure to satisfy any of the loan covenants or for failure to make timely repayment necessitated by an insufficiency of the collateral pool, our lender could require us to immediately repay all outstanding indebtedness under the credit facility. In order to repay all or a significant portion of the outstanding indebtedness, we would have to obtain financing from alternative debt sources, private or public offerings of debt securities, or the issuance of equity securities.  There can be no assurance that such alternative financing sources would be available to us at all or on terms that are acceptable to us.  If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of hotel properties on disadvantageous terms. To the extent we cannot repay our outstanding debt, we risk losing some or all of these properties to foreclosure and we could be required to invoke insolvency proceedings including, but not limited to, commencing a voluntary case under the U.S. Bankruptcy Code.

If the general economic slowdown continues to negatively affect the financial performance of our hotels, we may have difficulty refinancing existing indebtedness when it matures.

The amount of indebtedness lenders are willing to finance is generally limited to a percentage of a property’s fair market value. Valuations of hotel properties can be derived from various approaches, but a critical factor in the valuation is the financial performance or potential financial performance of the hotel. Should the current economic downturn continue to impact our hotels’ financial performance, we may not be able to refinance the balances currently outstanding on our properties’ mortgage loans and may be required to repay a portion of the indebtedness upon refinance. If we do not have sufficient funds to repay that portion of the indebtedness, it may be necessary to raise capital through additional debt financing, private or public offerings of debt securities, or additional equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancing, increases in interest expense would lower our cash flow, and, consequently, cash available for distribution to our stockholders. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of hotel properties on disadvantageous terms, potentially resulting in losses and potentially reducing cash flow from operating activities if the sale proceeds in excess of the amount required to satisfy the indebtedness could not be reinvested in equally profitable real property investments.

In addition to refinancing mortgage indebtedness on individual properties, we may be required to refinance our indebtedness under our credit facility, which matures in May 2011. Should the properties that comprise the collateral pool for the credit facility not achieve or maintain sufficient levels of financial performance, we may not be able to obtain adequate secured debt financing. Similar to the risk of refinancing mortgage indebtedness on individual properties, if we do not have sufficient funds to repay the indebtedness, we may have to raise additional capital, which may be subject to disadvantageous terms and higher rates of interest that would lower our cash flow; or we may have to dispose of hotel properties on disadvantageous terms.

Due to conditions beyond our control, we may not be able to obtain corporate financing in the future, and the terms of any future financings may limit our ability to manage our business. Difficulties in obtaining financing on favorable terms would have a negative effect on our ability to maintain our current operations and execute our business strategy.

In addition to capital available under our credit facility and any proceeds from this offering, we anticipate that we will seek additional capital in the future, including financing necessary to refinance or replace existing long-term debt and to fund capital expenditures.  Based on current market conditions, the availability of financing is, and may continue to be, limited. There can be no assurance that we will be able to obtain future financings, if needed, on acceptable terms, if at all. We have no significant debt maturing in 2009. In July 2010, our mortgage on the Crowne Plaza Jacksonville Riverfront matures, but may be extended to July 2011.  In May 2011, our $80.0 million credit facility matures followed by the mortgage on the Crowne Plaza Hampton Marina in June 2011, which may be extended to June 2012.

If we are unable to obtain alternative or additional financing arrangements in the future, or if we cannot obtain financing on acceptable terms, we may not be able to execute our business strategies. Moreover, the terms of any additional financing may restrict our financial flexibility, including the debt we may incur in the future, or may restrict our ability to manage our business as we had intended.

We have incurred a significant amount of debt and have increased our overall leverage. While we have managed a significant debt level since our inception, we do not have extensive experience managing significant debt loads. If we are unable to manage our debt successfully, we may be required to liquidate our properties, we may jeopardize our tax status as a REIT and we may have significant restrictions on our ability to make distributions to our stockholders.

At September 30, 2009, we had total loans, mortgage and secured indebtedness of approximately $160.2 million, which we estimate was between 60.0% and 65.0% of the fair market value of our assets, and which is in excess of our targeted debt levels of 45.0% to 55.0% of total assets.  We, and our subsidiaries, may be able to incur substantial additional debt, including secured debt, in the future.  Our existing indebtedness, as well as the incurrence of any additional debt, subjects us to many risks, including the risks that:

•	Our cash flow from operations will be insufficient to make required payments of principal and interest;
•	Our debt may increase our vulnerability to adverse conditions in local markets, the lodging industry or the general economy;
•
We may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing cash available for distribution to our stockholders, cash available for operations and capital expenditures, and cash available for future business opportunities or other purposes;

•	Our debt service obligations on floating rate debt will increase as interest rates rise;
•	The terms of any refinancing will not be as favorable as the terms of the debt being refinanced; and
•	The use of leverage could adversely affect our ability to make distributions to our stockholders and the market price of our common stock.

Our various debt agreements provide that we must satisfy certain financial and non-financial covenants. As of December 31, 2008, after taking into account the provision of the third amendment to our credit agreement, and as of June 30, 2009, we were in compliance with all the required covenants. Maintaining continued compliance with our debt covenants is dependent on the operating performance of our hotels, which is directly affected by the current economic environment in which they operate. Failure to satisfy these covenants would create a default under one or more loan agreements and one or more lenders could require us to immediately repay all or a portion of our indebtedness before maturity.

If we do not have sufficient funds to make any required payments on our debt, it may be necessary to refinance this debt through additional debt financing, private or public offerings of debt securities or additional equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancing, increases in interest expense would lower our cash flow, and, consequently, cash available for distribution to our stockholders. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of hotel properties on disadvantageous terms, potentially resulting in losses that reduce future cash flows from operating activities. We may place mortgages on our hotel properties to secure our credit facility or other debt.  To the extent we cannot meet our debt service obligations, we risk losing some or all of those properties to foreclosure and we could be required to invoke insolvency proceedings including, but not limited to, commencing a voluntary case under the U.S. Bankruptcy Code.  Also, covenants applicable to our debt could impair our planned strategies.

Our liquidity, including access to capital markets and financing, could be constrained by limitations in the overall credit markets, our credit worthiness, and our ability to comply with financial covenants in our debt instruments.

Our ability to borrow under new financial arrangements or additional amounts under our existing financial arrangements depends on our compliance with covenants in the related agreements, and on our performance against covenants in our revolving credit facility that require compliance with certain financial ratios as of the end of each fiscal quarter. Among other restrictions, our credit facility limits the amount of leverage we are allowed to undertake. To the extent that we are unable to maintain compliance with this and other requirements or to perform against the financial performance covenants, due to one or more of the various risk factors discussed herein or otherwise, our ability to borrow, and our liquidity, would be adversely impacted.

The scarcity of equity and debt capital has frozen the market for buying and selling hotels.

Currently, buyers of hotels are finding it extremely difficult to source capital for hotel acquisitions. Even if they are able to obtain debt, lenders are lending lesser amounts and are requiring more restrictive terms and conditions. At the same time, private equity sources have materially reduced their commitments and the stock prices of public companies, including ours, have significantly declined making it more difficult to sell stock without diluting existing stockholders. As a result of the difficulties in the equity and debt markets, buyers are having less ability to pay the purchase prices that sellers are seeking. This has resulted in a sizable gap between the prices sellers ask for hotels and the prices buyers are able to pay for hotels.

We believe the stress in the capital markets would make it very difficult for us to sell any of our hotels at attractive prices if we were forced by economic circumstances to sell at any time in the near future.

Our borrowing costs are sensitive to fluctuations in interest rates.

Higher interest rates could increase debt service requirements on our floating rate debt, including any borrowings under our credit facility, which permits us to borrow up to $80.0 million. Borrowings under our credit facility have borne interest at floating interest rates of 30-day LIBOR plus 1.625% to 2.125%, depending on our leverage ratio, and as of February 18, 2009, they bear interest at floating rates of 30-day LIBOR plus 2.75% to 3.25%, depending on our leverage ratio. We currently have an interest-rate swap agreement that fixes the amount of interest on $30.0 million of indebtedness which expires in April 2010. We expect to enter into another interest-rate swap or interest-rate cap agreement covering the remaining term of the agreement for up to $40.0 million of indebtedness. To the extent that the total amount borrowed on the credit facility is less than the notional amount of the interest-rate swap, we are exposed to falling interest rates on the difference between the amount borrowed and the notional amount of the interest rate swap. To the extent that the total amount borrowed on the credit facility is more than the notional amount of the swap, we are exposed to rising interest rates on the amount borrowed in excess of the notional amount of the swap. Any additional hedging transactions into which we enter would have to be structured so as to not jeopardize our status as a REIT.  Adverse economic conditions could also cause the terms on which we borrow to be unfavorable.

 Our shares may be delisted from the NASDAQ Global Market if the closing price for our shares is not maintained at $1.00 per share or higher.

NASDAQ imposes, among other requirements, listing maintenance standards as well as minimum bid and public float requirements. The price of our shares must trade at or above $1.00 to comply with NASDAQ’s minimum bid requirement for continued listing on the NASDAQ Global Market. In recent months, our shares have traded at below $1.00 at closing for a period of time.

If the closing price of our shares fails to meet NASDAQ’s minimum bid price requirement for 30 consecutive days, or if we otherwise fail to meet all other applicable requirements of the NASDAQ Global Market, NASDAQ may make a determination to delist our shares of common stock. Any such delisting could have adverse affects by, among other things:

•	Reducing the trading liquidity and market price of our common stock;
•	Reducing the number of investors willing to hold or acquire our common stock, thereby restricting our ability to obtain equity financing;
•	Causing an event of default under certain of our debt agreements, which could serve to accelerate the indebtedness; and
•	Reducing our ability to retain, attract and motivate directors, officers and employees.

Risks Related to Our Business and Properties

If the general economic slowdown continues and fails to turn around, our operating performance and financial results may be harmed by further declines in occupancy, average daily room rates and/or other operating revenues.

The performance of the lodging industry and the general economy have traditionally been closely linked. In an economic downturn, business and leisure travelers may seek to reduce costs by limiting travel and/or reducing costs on their trips. Our hotels, which are all full-service hotels, may be more susceptible to a decrease in revenue, as compared to hotels in other categories that have lower room rates. A decrease in demand for hotel stays and hotel services will negatively affect our operating revenues, which will lower our cash flow and may affect our ability to make distributions to stockholders and to maintain compliance with our loan obligations. We incurred a net loss of $0.6 million for our 2008 fiscal year and $0.5 million for our six month period ended June 30, 2009.  A prolonged economic downturn may produce continued losses. A continued weakening economy may adversely and materially affect our industry, business and results of operations and we cannot predict how severe and prolonged the continued downturn might be. Moreover, reduced revenues as a result of the weakening economy may also reduce our working capital and impact our long-term business strategy.

We are subject to risks of increased hotel operating expenses and decreased hotel revenues.

Our leases with our TRS Lessee provide for the payment of rent based in part on gross revenues from our hotels. Our TRS Lessee is subject to hotel operating risks including decreased hotel revenues and increased hotel operating expenses, including but not limited to the following:

•	wage and benefit costs;
•	repair and maintenance expenses;
•	energy costs;
•	property taxes;
•	insurance costs; and
•	other operating expenses.

Any increases in these operating expenses can have a significant adverse impact on the TRS Lessee’s ability to pay rent and other operating expenses and, consequently, our earnings and cash flow.

In keeping with our investment strategy, we may acquire, renovate, and/or re-brand hotels in new or existing geographic markets as part of our repositioning strategy. Unanticipated expenses and insufficient demand for newly repositioned hotels could adversely affect our financial performance and our ability to comply with covenants in our credit agreement and to make distributions to our stockholders.

In May 2008, we opened the Sheraton Louisville Riverside following an extensive 18-month renovation of the hotel. In addition, in April 2008 we acquired the Hampton Marina Hotel in Hampton, Virginia and subsequently renovated the property as a part of its re-branding as the Crowne Plaza Hampton Marina. In March 2009, we opened the Crowne Plaza Tampa Westshore following a 16-month renovation of the hotel. As part of our business plan, we may continue to develop or acquire hotels in geographic areas in which our management may have little or no operating experience. Additionally, those properties may also be renovated and re-branded as part of a repositioning strategy. Potential customers may not be familiar with our newly renovated hotel or be aware of the brand change. As a result, we may have to incur costs relating to the opening, operation and promotion of those new hotel properties that are substantially greater than those incurred in other areas. These hotels may attract fewer customers than expected and we may choose to increase spending on advertising and marketing to promote the hotel and increase customer demand. Unanticipated expenses and insufficient demand at new hotel properties, therefore, could adversely affect our financial performance and our ability to comply with covenants in our credit agreement and to make distributions to our stockholders.

We do not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel and as a result, our returns are dependent on the management of our hotels by MHI Hotels Services.

Under the terms of our management agreement with MHI Hotels Services and the REIT qualification rules, our ability to participate in operating decisions regarding the hotels is limited. We will depend on MHI Hotels Services to operate our hotels as provided in the management agreement. We do not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room, which we refer to as RevPAR, and average daily rates, which we refer to as ADR, we may not be able to force MHI Hotels Services to change its method of operation of our hotels. Additionally, in the event that we need to replace MHI Hotels Services or any other management companies in the future, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotels.

Our ability to make distributions to our stockholders is subject to fluctuations in our financial performance, operating results and capital improvements requirements.

As a REIT, we are required to distribute at least 90% of our REIT taxable income, excluding net capital gains, each year to our stockholders. However, several factors may make us unable to declare or pay distributions to our stockholders including poor operating results and financial performance or unanticipated capital improvements to our hotels, including capital improvements which may be required by our franchisors.

We lease all of our hotels to our TRS Lessee. The TRS Lessee is subject to hotel operating risks, including risks of sustaining operating losses after payment of hotel operating expenses, including management fees. Among the factors which could cause our TRS Lessee to fail to make required rent payments are reduced net operating profits or operating losses, increased debt service requirements and capital expenditures at our hotels, including capital expenditures required by the franchisors of our hotels. Among the factors that could reduce the net operating profits of our TRS Lessee are decreases in hotel revenues and increases in hotel operating expenses. Hotel revenue can decrease for a number of reasons, including increased competition from a new supply of hotel rooms and decreased demand for hotel rooms. These factors can reduce both occupancy and room rates at our hotels.

Additionally, our ability to make distributions is constrained by the terms of the third amendment to our revolving credit facility. While it permits the minimum distributions that allow us to maintain our status as a REIT, it provides conditions that must be met before additional distributions can be made. These conditions include certain liquidity requirements including (a) that we maintain at least $10.0 million of liquidity, which is measured by the sum of our unrestricted cash and cash equivalents plus unused and available borrowing capacity on the revolving credit facility up to a limit of $5.0 million and (b) a debt yield, which requires that we then have a ratio of EBITDA to total liabilities of no less than 0.10.

The timing and amount of distributions are in the sole discretion of our board of directors, which will consider, among other factors, our financial performance, debt service obligations, debt covenants, and capital expenditure requirements. We cannot assure you that we will continue to generate sufficient cash to fund distributions.

Geographic concentration of our initial hotels will make our business vulnerable to economic downturns in the Mid-Atlantic, Midwest and Southeastern United States.

Our hotels are located in the Mid-Atlantic, Midwest and Southeastern United States. Economic conditions in the Mid-Atlantic, Midwest and Southeastern United States will significantly affect our revenues and the value of our hotels. Business layoffs or downsizing, industry slowdowns, changing demographics and other similar factors may adversely affect the economic climate in these areas. Any resulting oversupply or reduced demand for hotels in the Mid-Atlantic, Midwest or Southeastern United States and our markets in particular would therefore have a disproportionate negative impact on our revenues and limit our ability to make distributions to stockholders.

Our net income would be adversely affected if our leases for the resort property are terminated or if the sub-lessees have insufficient net income to pay rent.

We own two leasehold interests in the Shell Island Resort, a 160-unit condominium resort property in Wrightsville Beach, North Carolina, which were purchased for $3.5 million with the proceeds of the initial public offering. Our operating partnership entered into sublease arrangements to sublease our entire leasehold interests in the property at Shell Island to affiliates of our management company. If the Shell Island Resort property leases are terminated, our sublease agreements for the resort property will also be terminated. The property leases may be terminated by the resort property’s homeowners’ association if MHI Hotels, LLC or MHI Hotels Two, Inc., two of our affiliates, breach certain provisions under the leases. The homeowners’ association may also terminate the leases if MHI Hotels Services serves as central rental agent for less than 80 of the 160 rental units at the resort. Upon termination of these subleases, MHI Hotels, LLC and MHI Hotels Two, Inc. may be unable to meet their payment obligations, and we would no longer receive the fixed annual amount of $640,000, less our lease payments of approximately $168,000 to the resort property’s homeowners’ association. In addition, the ability of MHI Hotels, LLC and MHI Hotels Two, Inc. to make rent payments may be dependent upon generating revenues from the operation of the resort properties. Although MHI Hotels Services has agreed to make capital contributions to MHI Hotels, LLC and MHI Hotels Two, Inc. in an amount sufficient to cure their defaults under the sublease agreements, MHI Hotels Services has nominal assets, and is dependent on management fee income.  In such event, our net income could be adversely affected, and we may be required to write off our investment in the Shell Island Resort property leases.

Risks Related to Conflicts of Interest of Our Officers and Directors

Conflicts of interest could result in our executive officers and certain of our directors acting in a manner other than in our stockholders’ best interest.

Conflicts of interest relating to MHI Hotels Services, the entity that manages the properties, and the terms of its management agreement may lead to management decisions that are not in the stockholders’ best interest.

Conflicts of interest relating to MHI Hotels Services may lead to management decisions that are not in the stockholders’ best interest. MHI Hotels Services is owned and controlled by members of the Sims family, including Andrew Sims, our chairman, president and chief executive officer, Kim Sims and Christopher Sims, who serve on our board of directors, William Zaiser, our executive vice president and chief financial officer, and Steven Smith who is the Executive Vice President of MHI Hotels Services. MHI Hotels Services manages our hotel properties. In addition, unless a majority of independent directors concludes otherwise, MHI Hotels Services has a right of first offer to manage hotels we acquire in the future, subject to certain exceptions, and receives substantial management fees based on the revenues and operating profit of our hotels. Our management agreement with MHI Hotels Services, including the financial terms thereof, was not negotiated on an arm’s-length basis and may be less favorable to us than we could have obtained from third parties.

Our management agreement establishes the terms of MHI Hotels Services’ management of our hotels. Under certain circumstances, if we terminate our management agreement as to one of the hotels, we will be required to pay MHI Hotels Services a termination fee. If we were to terminate the management agreement with respect to all our hotels in connection with a sale of those hotels effective December 31, 2009, the aggregate termination fee would be approximately $8.8 million.  As majority owners of MHI Hotels Services, which would receive any management and management termination fees payable by us under the management agreement, Andrew Sims, William Zaiser, Kim Sims and Christopher Sims may influence our decisions to sell a hotel or acquire or develop a hotel when it is not in the best interests of our stockholders to do so. In addition, Andrew Sims and William Zaiser will have conflicts of interest with respect to decisions to enforce provisions of the management agreement, including any termination thereof.

There can be no assurance that provisions in our bylaws will always be successful in mitigating conflicts of interest.

Under our bylaws, a committee consisting of only independent directors must approve any transaction between us and MHI Hotels Services or its affiliates or any interested director. However, there can be no assurance that these policies always will be successful in mitigating such conflicts, and decisions could be made that might not fully reflect the interests of all of our stockholders.

Certain of our officers and directors hold units in our operating partnership and may seek to avoid adverse tax consequences, which could result from transactions that would otherwise benefit our stockholders.

Holders of units, including members of our management team, may suffer adverse tax consequences upon our sale or refinancing of certain properties. Therefore, holders of units, including Andrew Sims, William Zaiser, Kim Sims, Christopher Sims, and Edward Stein may have different objectives than holders of our common stock regarding the appropriate pricing and timing of a property’s sale, or the timing and amount of a property’s refinancing.  These individuals, together with their affiliates owned as of September 30, 2009, in the aggregate, approximately 21.54%  of the outstanding units in our operating partnership.  These officers and directors may influence us not to sell or refinance certain properties, even if such sale or refinancing might be financially advantageous to our stockholders, or they may influence us to enter into tax-deferred exchanges with the proceeds of such sales when such a reinvestment might not otherwise be in our best interest.

Contractual obligations require us to nominate affiliates of the Sims family as two of our directors.

Pursuant to a strategic alliance agreement we entered into in December 2004, MHI Hotels Services has a contractual right to nominate one person for election as a director, to our Company’s Board of Directors, and, pursuant to his employment agreement with us, Andrew Sims has the right to be nominated as a director. These provisions in effect provide the Sims family and their affiliates the right to nominate two of our directors. As discussed herein, such persons have conflicts of interest with our company.

Our tax indemnification obligations, which were not the result of arm’s-length negotiations and which apply in the event that we sell certain properties, could subject us to liability, which we currently estimate to be approximately $46.0 million, and limit our operating flexibility and reduce our returns on our investments.

If we dispose of certain of our initial hotels, we would be obligated to indemnify the original contributors (including their permitted transferees and persons who are taxable on the income of a contributor or permitted transferee) against certain tax consequences of the sale pursuant to the tax indemnity agreements, the terms of which were not the result of arm’s-length negotiations. These original contributors include Andrew Sims, our chairman, president and chief executive officer, William Zaiser, our executive vice president and chief financial officer, and Kim and Christopher Sims, two of our directors. We have agreed to pay a certain amount of the contributor’s tax liability with respect to gain allocated to the contributor under Section 704(c) of the Code if we dispose of a property contributed by the contributor in a taxable transaction during a “protected period,” which continues until the earlier of:

•	10 years after the contribution of such property; or
•	the date on which the contributor no longer owns, in the aggregate, at least 25.0% of the units we issued to the contributor at the time of its contribution of property to our operating partnership.

This tax indemnity will be equal to a certain amount of the federal and state income tax liability the contributor incurs with respect to the gain allocated to the contributor upon such sale based on a sliding scale percentage. Specifically, we will indemnify the contributors for 100% of their tax liability during the first five years after contribution, 50.0% during the sixth year, 40.0% during the seventh year, 30.0% during the eighth year, 20.0% during the ninth year and 10.0% during the tenth year. The terms of the tax indemnity agreements also require us to gross up the tax indemnity payment for the amount of income taxes due as a result of the tax indemnity payment. While the tax indemnities do not contractually limit our ability to conduct our business in the way we desire, we are less likely to sell any of the contributed properties in a taxable transaction during the protected period because of the significant tax liability we would have to the contributors. Instead, we would likely hold the property for the entire protected period, or at least the first five years, or seek to transfer the property in a tax-deferred like-kind exchange.

As nearly five years have elapsed since the properties were contributed, if we were to sell, during the next year in a taxable transaction, the five initial hotels that were contributed to us in our initial public offering in exchange for units immediately after the closing of our initial public offering, substituting our property in Jeffersonville, Indiana for the property in Williamsburg, Virginia, our estimated total tax indemnification obligation to our indemnified contributors, including the gross-up payment, would be approximately $46.0 million, decreasing to approximately $23.0 million in 2010 and further decreasing until the end of 2014 at which time the indemnification agreement expires.

Our agreements with MHI Hotels Services and its affiliates, including the contribution agreements, management agreement, strategic alliance agreement, subleases, partnership agreement of our operating partnership and employment agreements, were not negotiated on an arms’ length basis and may be less favorable to us than we could have obtained from third parties.

In connection with our initial public offering, we entered into various agreements with MHI Hotels Services and its affiliates, including contribution agreements, a management agreement, a strategic alliance agreement, subleases, the partnership agreement of our operating partnership and employment agreements. The terms of each of these agreements were determined by our management team, who had conflicts of interest as described above and ownership interests in MHI Hotels Services and its affiliates. The terms of each of these agreements may be less favorable to us than we could have obtained from third parties.

We may realize reduced revenue because our management company may experience conflicts of interest in connection with the management of the resort property.

MHI Hotels Services may experience conflicts of interest in connection with the management of our resort property and one of our initial hotel properties, which are located less than one mile from each other, and its continued management of an additional resort property not owned by us and located nearby in the same geographic market. The fees MHI Hotels Services earns for managing our properties are largely fixed under our management agreement with MHI Hotels Services and may be less than the fees it earns for managing the resort property that we do not own or lease. Because MHI Hotels Services handles the reservations for all of these properties, MHI Hotels Services may have a greater financial incentive to direct guests to the resort property that we do not own or lease.

Risks Related to the Hotel Industry

Our ability to comply with our credit terms, our ability to make distributions to our stockholders and the value of our hotels in general, may be affected by factors in the lodging industry.

Operating Risks

Our hotel properties are subject to various operating risks common to the lodging industry, many of which are beyond our control, including the following:

•	competition from other hotel properties in our markets;
•	over-building of hotels in our markets, which adversely affects occupancy and revenues at our hotels;
•	dependence on business and commercial travelers and tourism;
•	increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;
•	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;
•	changes in interest rates and in the availability, cost and terms of debt financing;
•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;
•	adverse effects of international, national, regional and local economic and market conditions;
•	adverse effects of a downturn in the lodging industry; and
•	risks generally associated with the ownership of hotel properties and real estate, as we discuss in detail below.

These factors could reduce the net income of our TRS Lessee, which in turn could adversely affect the value of our hotels and our ability to comply with our loan agreements and to make distributions to our stockholders.

Competition for Acquisitions

We may compete for investment opportunities with entities that may have substantially greater financial resources than we do. These entities generally may be able to accept more risk than we choose to prudently manage. This competition may generally limit the number of suitable investment opportunities offered to us. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms.

Seasonality of Hotel Business

The hotel industry is seasonal in nature. This seasonality can be expected to cause quarterly fluctuations in our revenues. Our quarterly earnings may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowings in certain quarters in order to offset these fluctuations in revenues and to make distributions to our stockholders.

Investment Concentration in Particular Segments of Single Industry

Our entire business is lodging-related. Therefore, a downturn in the lodging industry, in general, and the segments in which we operate, in particular, will have a material adverse effect on the value of our hotels, our financial condition and the extent to which cash may be available for distribution to our stockholders.

Capital Expenditures

Our hotel properties have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. The franchisors of our hotels also require us to make periodic capital improvements as a condition of keeping the franchise licenses. In addition, our lenders require that we set aside annual amounts for capital improvements to our hotel properties. We expect the average lenders’ capital improvements reserve requirement for all of our hotels will be approximately 4.0% of gross sales. Based upon our hotels’ gross revenue in fiscal year 2008, the average lender’s capital improvements reserve contribution requirement for all of our hotels would have been approximately $2,830,500 based on an average 4.0% capital improvement reserves. For the year ended December 31, 2008 and for the six-month period ended June 30, 2009, we spent approximately $44.4 million and approximately $8.5 million, respectively, on capital improvements to our hotels.  Capital improvements and renovation projects may give rise to the following risks:

•	possible environmental problems;
•	construction cost overruns and delays;
•	a possible shortage of available cash to fund capital improvements and the related possibility that financing for these capital improvements may not be available to us on affordable terms; and
•	uncertainties as to market demand or a loss of market demand after capital improvements have begun.

The costs of all these capital improvements as well as future capital improvements could adversely affect our financial condition and amounts available for distribution to our stockholders.

Operating our hotels under franchise agreements could increase our operating costs and lower our net income.

Our hotels operate under franchise agreements, which subject us to risks in the event of negative publicity related to one of our franchisors.

The maintenance of the franchise licenses for our hotels is subject to our franchisors’ operating standards and other terms and conditions. Our franchisors periodically inspect our hotels to ensure that we, our lessee and our management company follow their standards. Failure by us, our TRS Lessee or our management company to maintain these standards or other terms and conditions could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination payment, which varies by franchisor and by hotel. As a condition of continuing a franchise license, a franchisor could also possibly require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Nonetheless, we may risk losing a franchise license if we do not make franchisor-required capital expenditures.

If a franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise license, or to operate the hotel without a franchise license. The loss of a franchise license could significantly decrease the revenues at the hotel and reduce the underlying value of the hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more hotels could materially and adversely affect our revenues. This loss of revenues could, therefore, also adversely affect our financial condition and results of operations, our ability to comply with our loan covenants and reduce our cash available for distribution to stockholders.

Hotel re-development is subject to timing, budgeting and other risks that would increase our operating costs and limit our ability to make distributions to stockholders.

We intend to acquire hotel properties from time to time as suitable opportunities arise, taking into consideration general economic conditions and seek to re-develop or reposition these hotels. Redevelopment of hotel properties involve a number of risks, including risks associated with:

•	construction delays or cost overruns that may increase project costs;
•	receipt of zoning, occupancy and other required governmental permits and authorizations;
•	development costs incurred for projects that are not pursued to completion;
•	acts of God such as earthquakes, hurricanes, floods or fires that could adversely impact a project;
•	financing; and
•	governmental restrictions on the nature or size of a project.

We cannot assure you that any re-development project will be completed on time or within budget. Our inability to complete a project on time or within budget would increase our operating costs and reduce our net income.

The hotel business is capital intensive, and our inability to obtain financing could limit our growth.

Our hotel properties will require periodic capital expenditures and renovation to remain competitive. Acquisitions or development of additional hotel properties will require significant capital expenditures. The lenders on debt secured by three of our properties require us to set aside varying amounts each year for capital improvements at our hotels. We may not be able to fund capital improvements or acquisitions solely from cash provided from our operating activities because we must distribute at least 90% of our REIT taxable income, excluding net capital gains, each year to maintain our REIT tax status.  As a result, our ability to fund capital expenditures, acquisitions or hotel development through retained earnings is very limited. Consequently, we rely upon the availability of debt or equity capital to fund our investments and capital improvements, but due to the current recession and disruption of capital markets, these sources of funds are currently either unavailable to us or not available on reasonable terms and conditions. Our ability to grow through acquisitions or development of hotels will be limited if we cannot obtain satisfactory debt or equity financing which will depend on market conditions. Neither our charter nor our bylaws limits the amount of debt that we can incur. However, we cannot assure you that we will be able to obtain additional equity or debt financing or that we will be able to obtain such financing on favorable terms.

Dramatic global events such as the terrorist attacks of September 11, 2001 and the substantial  run-up of oil prices in 2008 adversely affected the hotel industry generally, and these adverse effects may recur.

Before September 11, 2001, hotel owners and operators had begun experiencing declining RevPAR, as a result of the slowing U.S. economy. The terrorist attacks of September 11, 2001 and the after-effects (including the prospects for more terror attacks in the United States and abroad), combined with economic trends and the U.S.-led military action in Afghanistan and Iraq, substantially reduced business and leisure travel and lodging industry RevPAR generally.

After significant increases in RevPAR in 2005 and 2006, hotel owners and operators experienced a slowing in RevPAR growth during 2007. The substantial rise in oil and gasoline prices in 2007 and 2008 exacerbated the problems facing a stalling U.S. economy hampered by a slump in housing and a pending mortgage crisis causing hotel owners and operators in many markets to experience significant declines in occupancy, ADR, and RevPAR.

We cannot predict the extent to which global or national events will directly or indirectly impact the value of our common stock, the lodging industry or our operating results in the future. Declining RevPAR at our hotels would reduce our net income and restrict our ability to fund capital improvements at our hotels and our ability to make distributions to stockholders necessary to maintain our status as a REIT. Additional terrorist attacks, acts of war or similar events could have further material adverse effects on the markets on which shares of our common stock trade, the lodging industry at large and our operations in particular.

Uninsured and underinsured losses could adversely affect our operating results and our ability to make distributions to our stockholders.

We intend to maintain comprehensive insurance on each of our hotel properties, including liability, fire and extended coverage, of the type and amount we believe are customarily obtained for or by hotel owners. There are no assurances that current coverage will continue to be available at reasonable rates. Various types of catastrophic losses, like earthquakes and floods, such as Hurricane Katrina in New Orleans in August 2005, losses from foreign terrorist activities such as those on September 11, 2001 or losses from domestic terrorist activities such as the Oklahoma City bombing on April 19, 1995, may not be insurable or may not be economically insurable.  We do not expect to obtain terrorism insurance on our hotel properties because it is costly. Lenders may require such insurance and our failure to obtain such insurance could constitute a default under loan agreements.  Depending on our access to capital, liquidity and the value of the properties securing the affected loan in relation to the balance of the loan, a default could reduce our net income and limit our ability to obtain future financing.

In the event of a substantial loss, our insurance coverage may not be sufficient to cover the full current market value or replacement cost of our lost investment. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a hotel, as well as the anticipated future revenue from the hotel. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property.

Noncompliance with governmental regulations could adversely affect our operating results.

Environmental Matters

Our hotels may be subject to environmental liabilities. An owner of real property can face liability for environmental contamination created by the presence or discharge of hazardous substances on the property. We may face liability regardless of:

•	our knowledge of the contamination;
•	the timing of the contamination;
•	the cause of the contamination; or
•	the party responsible for the contamination of the property.

There may be unknown environmental problems associated with our properties. If environmental contamination exists on our properties, we could become subject to strict, joint and several liability for the contamination by virtue of our ownership interest.

The presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs. The discovery of environmental liabilities attached to our properties could have a material adverse effect on our results of operations and financial condition and our ability to comply with our covenants and to pay distributions to stockholders.

Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations

Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA’s requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants winning damages. If we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our financial condition, results of operations and ability to comply with our loan covenants and to make distributions to our stockholders could be adversely affected.

General Risks Related to the Real Estate Industry

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more hotel properties or mortgage loans in our portfolio in response to changing economic, financial and investment conditions is limited.

The real estate market is affected by many factors that are beyond our control, including:

•	adverse changes in international, national, regional and local economic and market conditions;
•	changes in interest rates and in the cost and terms of debt financing;
•	absence of liquidity in credit markets which limits the availability and amount of debt financing;
•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;
•	the ongoing need for capital improvements, particularly in older structures;
•	changes in operating expenses; and
•
civil unrest, acts of God, including earthquakes, floods and other natural disasters such as Hurricane Katrina in New Orleans in August 2005, which may result in uninsured losses, and acts of war or terrorism, including the consequences of the terrorist acts, such as those that occurred on September 11, 2001.

We may decide to sell our hotels in the future. We cannot predict whether we will be able to sell any hotel property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a hotel property.

We may be required to expend funds to correct defects or to make improvements before a hotel property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In acquiring a hotel property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could have a material adverse effect on our operating results and financial condition, as well as our ability to comply with our loan covenants and to pay distributions to stockholders.

Future acquisitions may not yield the returns expected, may result in disruptions to our business, may strain management resources and may result in stockholder dilution.

Our business strategy may not ultimately be successful and may not provide positive returns on our investments. Acquisitions may cause disruptions in our operations and divert management’s attention away from day-to-day operations. The issuance of equity securities in connection with any acquisition could be substantially dilutive to our stockholders.

Our hotels may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property, which would reduce our cash available for distribution. In addition, the presence of significant mold could expose us to liability from our guests, employees or our management company and others if property damage or health concerns arise and could harm our reputation.

Risks Related to Our Organization and Structure

Our failure to qualify as a REIT under the federal tax laws will result in substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

The federal income tax laws governing REITs are complex.

We intend to operate in a manner that will maintain our qualification as a REIT under the federal income tax laws. The REIT qualification requirements are extremely complex, however, and interpretations of the federal income tax laws governing qualification as a REIT are limited. We have not applied for or obtained a ruling from the Internal Revenue Service that we qualify as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we continue to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws or the federal income tax consequences of our qualification as a REIT.

Failure to make distributions could subject us to tax.

In order to maintain our qualification as a REIT, each year we must pay out to our stockholders in distributions at least 90% of our REIT taxable income, excluding net capital gain. To the extent that we satisfy this distribution minimum, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4.0% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than the minimum amount specified under federal tax laws. Our only source of funds to make these distributions comes from rent and dividends we receive from our TRS Lessee, which in turn receives revenues from hotel operations. Accordingly, we may be required to borrow money or sell assets to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4.0% nondeductible excise tax in a particular year.

Failure to qualify as a REIT would subject us to federal income tax.

If we fail to remain qualified as a REIT in any taxable year (including, but not limited to, a failure resulting from not making the minimum required distribution), and if the relief provisions were not to apply, we will be subject to federal income tax on our taxable income. If we fail to qualify as a REIT, we would not be required to make any distributions. In addition, any distributions that we do make will not be deductible by us. This would substantially reduce our earnings, our cash available to pay distributions, and the value of our common stock.

The resulting tax liability might cause us to borrow funds, liquidate some of our investments, or take other steps that could negatively affect our operating results in order to pay any such tax. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement and the relief provisions did not excuse our failure to qualify as a REIT, or if we voluntarily revoke our election, we generally would be disqualified from re-electing treatment as a REIT until the fifth taxable year after the year in which we failed to qualify as a REIT.

Failure to qualify as a REIT may cause us to reduce or eliminate distributions to our stockholders, and we may face increased difficulty in raising capital or obtaining financing.

If we fail to remain qualified as a REIT, we may have to reduce or eliminate any distributions to our stockholders in order to satisfy our income tax liabilities. Any distributions that we do make to our stockholders would be treated as taxable dividends to the extent of our current and accumulated earnings and profits. This may result in negative investor and market perception regarding the market value of our common stock, and the value of your shares of our common stock may be reduced. In addition, we may face increased difficulty in raising capital or obtaining financing if we fail to qualify or remain qualified as a REIT because of the resulting tax liability and potential reduction of our market valuation.

MHI Holding and our TRS Lessee increase our overall tax liability.

MHI Holding and our TRS Lessee are subject to federal and state income tax on their taxable income, which will consist of the revenues from the hotels leased by our TRS Lessee, net of the operating expenses for such hotels and rent payments to us. Accordingly, although our ownership of our TRS Lessee will allow us to participate in the operating income from our hotels in addition to receiving rent, that operating income will be fully subject to income tax. The after-tax net income of our TRS Lessee is available for distribution to us.

We will incur a 100% excise tax on transactions with MHI Holding and our TRS Lessee that are not conducted on an arm’s-length basis. For example, to the extent that the rent paid by our TRS Lessee to us exceeds an arm’s-length rental amount, such amount potentially will be subject to this excise tax. We intend that all transactions between us and MHI Holding and our TRS Lessee will be conducted on an arm’s-length basis and, therefore, that the rent paid by our TRS Lessee to us will not be subject to this excise tax.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets. For example:

•	We will be required to pay tax on undistributed REIT taxable income.
•	We may be required to pay “alternative minimum tax” on our items of tax preference.
•
If we have net income from the disposition of foreclosure property held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay tax on that income at the highest corporate rate.

•
If we sell a property in a “prohibited transaction,” our gain from the sale would be subject to a 100% penalty tax. A “prohibited transaction” would be a sale of property, other than a foreclosure property, held primarily for sale to customers in the ordinary course of business.

•
MHI Holding is a fully taxable corporation and is required to pay federal and state taxes on its income, which will consist of the revenues from the hotels leased from our operating partnership, net of the operating expenses for such hotels and rent payments to us.

Our ability to effect a merger or other business combination transaction may be restricted by our operating partnership agreement.

Conflicts of interest relating to a merger or other business combination transactions involving our change of control may occur between us and Andrew Sims, our chairman, president and chief executive officer, William Zaiser, our executive vice president and chief financial officer and Kim Sims, Christopher Sims, and Edward Stein, three of our directors. Our operating partnership’s agreement of limited partnership provides that the holders of 66.7% of the outstanding limited partnership interests in our operating partnership (including our limited partnership interest in our operating partnership) must approve such a merger or other business combination transaction, unless the holders of 50.0% or more of the outstanding limited partnership interests (excluding our limited partnership interest) approves such a merger or other business combination transaction. As of  September 30, 2009, Andrew Sims, William Zaiser, Kim Sims, Christopher Sims and Edward Stein beneficially own approximately 21.54% of our outstanding limited partnership interests, and we own approximately 65.0%.  If we issue all _________ shares available in the rights offering, we will contribute an estimated ___ in net proceeds to our operating partnership in exchange for ______ units in our operating partnership, resulting in the Company owning approximately ___% of the operating partnership.  If all of the rights are exercised , we will own approximately 72.5% of the outstanding limited partnership interests.  Although our stockholders must approve a merger or other business combination transaction under applicable Maryland law, under our operating partnership agreement, limited partners, including certain of our officers and directors, must approve certain business combination transactions involving us. These approval rights of limited partners may lead to conflicts of interest, which could result in decisions that do not fully reflect our best interests or the best interests of our stockholders.

In addition, in the event of a change of control of our company, the limited partners will have the right, for a period of 30 days following the change of control event, to cause the operating partnership to redeem all of the units held by the limited partners for a cash amount equal to the cash redemption amount otherwise payable upon redemption pursuant to the partnership agreement. This cash redemption right may make it more unlikely or difficult for a third party to propose or consummate a change of control transaction, even if such transaction were in the best interests of our stockholders.

Complying with REIT requirements may cause us to forego attractive opportunities that could otherwise generate strong risk-adjusted returns and instead pursue less attractive opportunities, or none at all.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of generating strong risk-adjusted returns on invested capital for our stockholders.

Complying with REIT requirements may force us to liquidate otherwise attractive investments, which could result in an overall loss on our investments.

To maintain qualification as a REIT, we must ensure that at the end of each calendar quarter at least 75.0% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities, qualified real estate assets and securities of one or more taxable REIT subsidiaries) generally cannot include more than 10.0% of the outstanding voting securities of any one issuer or more than 10.0% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5.0% of the value of our assets (other than government securities, qualified real estate assets and securities of one or more taxable REIT subsidiaries) can consist of the securities of any one issuer, and no more than 25.0% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. If we fail to comply with these requirements at the end of any calendar quarter, and the failure exceeds a de minimis threshold, we may be able to preserve our REIT status if the failure was due to reasonable cause and not to willful neglect. In this case, we will be required to dispose of the assets causing the failure within six months after the last day of the quarter in which the failure occurred, and we will be required to pay an additional tax of the greater of $50,000 or the product of the highest applicable tax rate multiplied by the net income generated on those assets. As a result, we may be required to liquidate otherwise attractive investments.

Taxation of dividend income could make our common stock less attractive to investors and reduce the market price of our common stock.

The federal income tax laws governing REITs, or the administrative interpretations of those laws, may be amended at any time. Any new laws or interpretations may take effect retroactively and could adversely affect us or could adversely affect you as a stockholder. Under current law, “qualified dividends,” which include dividends from domestic C corporations that are received before 2011 and paid to noncorporate stockholders are subject to a reduced rate of tax of 15.0%. Because REITs generally do not pay corporate-level taxes as a result of the dividends paid deduction to which they are entitled, dividends from REITs generally are not treated as qualified dividends and thus do not qualify for the 15.0% reduced tax rate. If the federal income tax laws extended the applicability of the 15.0% tax rate on qualified dividends to taxable years beginning after December 31, 2010, noncorporate investors could view an investment in non-REIT corporations as more attractive than an investment in REITs because the dividends they would receive from non-REIT corporations would be subject to lower tax rates.

Provisions of our charter may limit the ability of a third party to acquire control of our company.

Aggregate Share and Common Share Ownership Limits

Our charter provides that no person may directly or indirectly own more than 9.9% of the value of our outstanding shares of stock or more than 9.9% of the number of our outstanding shares of common stock. These ownership limitations may prevent an acquisition of control of our company by a third party without our board of directors’ approval, even if our stockholders believe the change of control is in their interest. Our board of directors has discretion to waive that ownership limit if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status.

Authority to Issue Stock

Our amended and restated charter authorizes our board of directors to issue up to 49,000,000 shares of common stock and up to 1,000,000 shares of preferred stock, to classify or reclassify any unissued shares of common stock or preferred stock and to set the preferences, rights and other terms of the classified or reclassified shares. Issuances of additional shares of stock may have the effect of delaying or preventing a change in control of our company, including transactions at a premium over the market price of our stock, even if stockholders believe that a change of control is in their interest. We will be able to issue additional shares of stock or preferred stock without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Provisions of Maryland law may limit the ability of a third party to acquire control of our company.

Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•
“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10.0% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

•
“control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

We have opted out of these provisions of the MGCL, in the case of the business combination provisions of the MGCL by resolution of our board of directors, and in the case of the control share provisions of the MGCL pursuant to a provision in our bylaws. However, our board of directors may by resolution elect to opt in to the business combination provisions of the MGCL and we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future.  Our board of directors has the exclusive power to amend our bylaws.

Additionally, Title 8, Subtitle 3 of the MGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement takeover defenses, some of which (for example, a classified board) we do not yet have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change in control of our company under the circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then current market price.

Provisions in our executive officers’ employment agreements and the strategic alliance agreement may make a change of control of our company more costly or difficult.

Our employment agreements with Mr. Andrew Sims, our chief executive officer, and Mr. William Zaiser, our chief financial officer, contain provisions providing for substantial payments to these officers in the event of a change of control of our company. Specifically, if we terminate these executive’s employment without cause or the executive resigns with good reason, which includes a failure to nominate Mr. Sims to our board of directors or his involuntary removal from our board of directors, unless for cause or by vote of the stockholders, or if there is a change of control, each of these executives is entitled to the following:

•	any accrued but unpaid salary and bonuses;
•	vesting of any previously issued stock options and restricted stock;
•	payment of the executive’s life, health and disability insurance coverage for a period of five years following termination;
•	any unreimbursed expenses; and
•	a severance payment equal to five times the executive’s combined salary base and actual bonus compensation for the preceding fiscal year.

In the event that the employment of Mr. David Folsom, our chief operating officer, is terminated without cause or he resigns for good reason, Mr. Folsom is entitled to receive the sum of the following amounts:

•	any accrued but unpaid salary and bonuses;
•
issuance and vesting of any previously granted stock options or restricted stock (including unissued shares conditioned upon and in consideration of Mr. Folsom’s employment through dates set forth in the employment agreement);

•	payment of life, health and disability insurance coverage for a period of three years following termination;
•	any unreimbursed expenses; and
•	and a severance payment equal to three times of the executive’s combined salary and actual bonus compensation for the preceding fiscal year.

In addition, these executives will receive additional payments to compensate them for a non-deductible excise tax imposed on them under Section 4999 of the Code by reason of receipt of excess parachute payments.  We will not be able to deduct any of the above amounts paid to the executives.

These provisions may make a change of control of our company, even if it is in the best interests of our stockholders, more costly and difficult and may reduce the amounts our stockholders would receive in a change of control transaction.

Our ownership limitations may restrict or prevent you from engaging in certain transfers of our common stock.

In order to maintain our REIT qualification, we cannot be closely held (i.e., no more than 50.0% in value of our outstanding stock may be owned, directly or indirectly, by or for not more than five individuals during the last half of any taxable year (other than the first year for which a REIT election is made)). To preserve our REIT qualification, our charter contains a 9.9% aggregate share ownership limit and a 9.9% common share ownership limit. Generally, any shares of our stock owned by affiliated persons will be added together for purposes of the aggregate share ownership limit, and any shares of common stock owned by affiliated owners will be added together for purposes of the common share ownership limit.

If anyone transfers shares in a way that would violate the aggregate share ownership limit or the common share ownership limit, or prevent us from continuing to qualify as a REIT under the federal income tax laws, those shares instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common share ownership limit. If this transfer to a trust fails to prevent such a violation or fails to preserve our continued qualification as a REIT, then we will consider the initial intended transfer to be null and void from the outset. The intended transferee of those shares will be deemed never to have owned the shares. Anyone who acquires shares in violation of the aggregate share ownership limit, the common share ownership limit or the other restrictions on transfer in our charter bears the risk of suffering a financial loss when the shares are redeemed or sold if the market price of our stock falls between the date of purchase and the date of redemption or sale.

The board of directors’ revocation of our REIT status without stockholder approval may decrease our stockholders’ total return.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we would become subject to federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders.

The ability of our board of directors to change our major corporate policies may not be in your interest.

Our board of directors determines our major corporate policies, including our acquisition, financing, growth, operations and distribution policies. Our board may amend or revise these and other policies from time to time without the vote or consent of our stockholders.

We do not have the ability to control the sale of any hotel properties acquired through our joint venture program with The Carlyle Group.

Pursuant to the terms of the program agreement with Carlyle, we will retain a minority interest of 10.0% to 25.0% in each investment. Carlyle controls all major decisions relating to each investment, including, but not limited to, the sale of individual investment properties. Carlyle will determine the timing and terms and conditions of sale of each investment property. Specifically, we will not be able to control the timing and terms and conditions of sale of our interest in the Crowne Plaza Hollywood Beach Resort.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a joint venture partners’ financial condition and disputes between our joint venture partners and us.

In August 2007, we purchased a 25.0% indirect, non-controlling interest in the Crowne Plaza Hollywood Beach Resort through a joint venture with Carlyle. Carlyle owns a 75.0% controlling interest in the joint venture and is in a position to exercise sole decision-making authority regarding the property including, but not limited to, the method and timing of disposition of the property.

We may co-invest in the future with Carlyle or other third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. In such event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or joint venture partners might become bankrupt or fail to fund their share of required capital contributions. Partners or joint venture partners may have economic or other business interests or goals, which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we, nor the partner or joint venture partner, would have full control over the partnership or joint venture. Disputes between us and partners or joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or joint venture partners might result in subjecting properties owned by the partnership or joint venture to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners or joint venture partners. For example, we may be required to guarantee indebtedness incurred by a partnership, joint venture or other entity for the purchase or renovation of a hotel property. Such a guarantee may be on a joint and several basis with our partner or joint venture partner in which case we may be liable in the event such party defaults on its guaranty obligation.

We agreed to provide to certain of the contributors of our initial properties opportunities to guarantee liabilities of our operating partnership which may limit our ability to make similar opportunities available to owners of properties that we would like to purchase. This limitation may adversely affect our ability to acquire properties in the future.

Under certain of the tax indemnification agreements, we agreed to use commercially reasonable efforts during the protected period to make available to certain contributors opportunities to guarantee liabilities of our operating partnership. By guaranteeing liabilities of the operating partnership, the contributors will be entitled to defer recognition of gain in connection with the contribution of certain hotels. As a consequence of the allocation of debt to them for tax purposes by virtue of guaranteeing the liabilities of the operating partnership, contributors will not be deemed to have received a distribution under the applicable provisions of the Code. In the case of our tax indemnification obligation, the protected period continues until the earlier of:

•	10 years after the contribution of such property; or
•	the date on which the contributor no longer owns, in the aggregate, at least 25.0% of the units we issued to the contributor at the time of its contribution of property to our operating partnership.

The obligation to make guarantee opportunities available to the contributors could adversely affect our ability to acquire additional properties in the future by reducing the amount of debt that could be guaranteed by other, future contributors.

Our success depends on key personnel whose continued service is not guaranteed.

We depend on the efforts and expertise of our chairman, president and chief executive officer, Andrew Sims; our executive vice president and chief operating officer, David Folsom; and our executive vice president and chief financial officer, William Zaiser, to manage our day-to-day operations and strategic business direction. The loss of any of their services could have an adverse effect on our operations.

USE OF PROCEEDS

The net proceeds to us from the rights offering will depend on the number of subscription rights that are exercised.  If we issue all ________ shares available in the rights offering, we estimate that the net proceeds to us from the sale of our common stock offered in the rights offering, after deducting estimated offering expenses, will be approximately $___ million.  We estimate that the expenses of the rights offering will be approximately $______ million.

We will contribute the net proceeds to our operating partnership.  Our operating partnership intends to subsequently use the net proceeds received from us for additional working capital, which may be used to reduce or purchase our indebtedness, or for other general corporate purposes.

Until we use the net proceeds, we will invest them temporarily in liquid short-term securities.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Prior to March 11, 2008, our common stock traded on the American Stock Exchange under the symbol “MDH”. On March 11, 2008, we terminated our listing on the American Stock Exchange and listed our common stock on the NASDAQ® Stock Market also under the symbol “MDH”. The following table sets forth, for the indicated period, the high and low sales prices for the common stock, as reported on NASDAQ, and, prior to March 11, 2008, as reported on AMEX:

	Price Range
	High	Low
Fiscal Year 2009
First Quarter	$1.38	$1.13
Second Quarter	$1.47	$1.39
Third Quarter (through September 28, 2009)	$3.50	$1.17
Year Ended December 31, 2008
First Quarter	$9.97	$5.71
Second Quarter	$6.80	$5.00
Third Quarter	$7.25	$3.79
Fourth Quarter	$5.45	$1.03
Year Ended December 31, 2007 (AMEX)
First Quarter	$10.39	$9.55
Second Quarter	$10.90	$9.98
Third Quarter	$11.00	$9.70
Fourth Quarter	$10.20	$7.15

The closing price of our common stock on the NASDAQ® Stock Market on September 28, 2009 was $2.43 per share.

Stockholder Information

As of September 21, 2009, there were 84 holders of record of our common stock.

In order to comply with certain requirements related to our qualification as a REIT, our charter, subject to certain exceptions, limits the number of shares of common stock that may be owned by any single person or affiliated group to 9.9% of the outstanding shares of common stock.

Dividend and Distribution Information

We elected to be taxed as a REIT commencing with our taxable year ending December 31, 2004. To maintain qualification as a REIT, we are required to make annual distributions to our stockholders of at least 90% of our REIT taxable income, excluding net capital gain, which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles. Our ability to pay distributions to our stockholders will depend, in part, upon our receipt of distributions from our operating partnership which may depend upon receipt of lease payments with respect to our properties from our TRS Lessee, and in turn, upon the management of our properties by our hotel manager. Distributions to our stockholders will generally be taxable to our stockholders as ordinary income; however, because a portion of our investments will be equity ownership interests in hotels, which will result in depreciation and non-cash charges against our income, a portion of our distributions may constitute a tax-free return of capital. To the extent not inconsistent with maintaining our REIT status, our TRS Lessee may retain any after-tax earnings.

The following table sets forth our dividend payments for fiscal year 2007 to present.

Dividend Payments
Date Declared	For the Quarter Ended	Date Paid	Amount per Share
April 2009	March 31, 2009	June 30, 2009	$0.01
January 2009	December 31, 2008	March 30, 2009	$0.01
July 2008	September 30, 2008	October 11, 2008	$0.17
April 2008	June 30, 2008	July 11, 2008	$0.17
January 2008	March 31, 2008	April 11, 2008	$0.17
October 2007	December 31, 2007	January 11, 2008	$0.17
July 2007	September 30, 2007	October 11. 2007	$0.17
April 2007	June 30, 2007	July 11, 2007	$0.17
January 2007	March 31, 2007	April 11, 2007	$0.17

In December 2008, in the interest of capital preservation within the current economic environment, and based on the expectation that the U.S. economy, and in particular the lodging industry, will continue to face declining operating trends through 2009, we amended our dividend policy. We subsequently entered into a third amendment to our revolving credit facility which imposes additional restrictions on the timing of the payment and the amount of cash dividends but permits us to pay by the end of our fiscal year that amount of cash dividends necessary to maintain REIT status, providing certain conditions are met before additional distributions can be made. This may result in a reduction in the level of dividend payouts compared to the level of dividend payments we have made in recent years.

The amount of future distributions will be based upon quarterly operating results, general economic conditions, requirements for capital improvements, the availability of debt and equity capital, the Code’s annual distribution requirements, and other factors which our board of directors deems relevant. The amount, timing and frequency of distributions will be authorized by our board of directors and declared by us based upon a variety of factors deemed relevant by our directors, and no assurance can be given that our distribution policy will not change in the future.

CAPITALIZATION

 The following table shows our capitalization as of June 30, 2009 on a historical basis.  The table also includes our capitalization on a pro forma basis reflecting a fully subscribed rights offering.  The rights offering is capped by the Form S-3 Limitation at one-third of our total market value.  For the purposes of this pro forma we are assuming a stock price of $___ on ________ and a total market capitalization of $________.  The following information should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus.

	Historical	Rights	Pro Forma	Pro Forma
	as reported	Offering (1)	Adjustments (2)

Mortgage Loans Payable	$72,935,572
Line of Credit	79,487,858
Loans Payable	4,665,748

Common Shares, $.01 par 49,000,000 authorized 6,964,263 shares outstanding as of 6/30/2009	69,643
Additional Paid-in Capital	48,664,039
Accumulated distributions in excess of retained earnings	(12,963,038)
Total MHI Hospitality Corporation Stockholders’ Equity	35,770,644
Non-controlling Interest	17,127,258
Total Equity	52,897,902
Total Capitalization	$209,987,080

(1) Based upon ___ common shares issued pursuant to this rights offering at a subscription price of $____ less approximately $_____ per share in related expenses.
(2) Adjustment to non-controlling interest.

THE RIGHTS OFFERING

The following describes the rights offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our common stock on the record date.  If you hold your shares in a brokerage account or through a dealer or other nominee, please also refer to “—Notice To Brokers and Nominees” below.

Before deciding whether to exercise your subscription rights, you should carefully read this prospectus, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus, including the information set forth under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 25, 2009.

The Subscription Rights

We are distributing to holders of our common stock as of 5:00 p.m., New York City time, on October 12, 2009, which is the record date for this rights offering, at no charge, non-transferable subscription rights to purchase shares of our common stock.  You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., New York City time, on the record date.  The subscription rights will be evidenced by subscription rights certificates.  Subscription rights may be exercised at any time during the subscription period, which commences on ________, 2009, through the expiration date for the rights offering, which is 5:00 p.m., New York City time, on __________, 2009.  You are not required to exercise any of your subscription rights.

Any fractional rights resulting from the allocation process specified below will be rounded to the nearest whole number.

Basic Subscription Privilege

Each subscription right will entitle you to purchase one share of our common stock at a subscription price of _____ per share, subject to the Form S-3 Limitation and the 9.9% ownership limitation, both of which are described below.  You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.

Over-Subscription Privilege

If you exercise your basic subscription privilege in full, you will also have an over-subscription privilege to purchase any shares that our other subscription rights holders do not purchase pursuant to their basic subscription privilege, subject to the Form S-3 Limitation and the 9.9% ownership limitation, both of which are described below.  The subscription price for shares purchased pursuant to the over-subscription privilege will be the same as the subscription price for the basic subscription privilege.

You may exercise your over-subscription privilege only if you exercise your basic subscription privilege in full.  To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privilege held by you in the same capacity.  For example, if you are granted subscription rights for shares of our common stock that you own individually and shares of our common stock that you own jointly with your spouse, you may exercise your over-subscription privilege with respect to the subscription rights you own individually, as long as you fully exercise your basic subscription privilege with respect to your individually owned subscription rights.  You will not, however, be able to exercise the over-subscription privilege you own collectively with your spouse unless the basic subscription privilege collectively owned by you and your spouse is fully exercised.  You do not have to subscribe for any shares under the basic subscription privilege owned jointly with your spouse to exercise your individual over-subscription privilege.

When you complete the portion of your subscription rights certificate to exercise your over-subscription privilege, you will be representing and certifying that you have fully exercised your basic subscription privilege as to shares of our common stock that you hold in that capacity.  You must exercise your over-subscription privilege at the same time you exercise your basic subscription privilege in full.

If, however, over-subscription requests exceed the number of shares of common stock available, we will allocate the available shares of common stock pro rata among each stockholder exercising the over-subscription privilege in proportion to the number of shares of common stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the oversubscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of shares of common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares of common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription requests have been satisfied.

If you are not allocated the full amount of shares for which you over-subscribe, you will receive a refund of the subscription price, without interest or penalty, that you delivered for those shares of our common stock that are not allocated to you.  The subscription agent will mail such refunds as soon as practicable after the completion of the offering.

Form S-3 Limitation on Subscription

Based on an aggregate market value of outstanding common stock held by non-affiliates equal to approximately $16.2 million as of September 28, 2009, we may not sell shares of common stock with an aggregate market value of more than approximately $[5.4] million under this prospectus pursuant to the Form S-3 Limitation.  If the basic subscription requests or the over-subscription requests exceed the number of shares available, we will allocate the available shares of common stock pro rata among the stockholders that exercise such privilege in proportion to the number of shares of common stock owned by each such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising such basic subscription privilege or over-subscription privilege, as the case may be.

REIT Limitation on Subscription

To help maintain our status as a real estate investment trust (REIT), our charter restricts beneficial and constructive ownership of shares of common stock by any person or group of persons acting collectively to 9.9% of our outstanding shares of common stock.   See “Description of Capital Stock – Restrictions on Ownership and Transfer.”

If you only exercise your basic subscription rights, your percentage ownership interest in us may not increase.   If you exercise your over-subscription rights, your ownership percentage will increase.  We do not intend to grant waivers from our 9.9% limitation to any holder that exceeds the limit as a result of its exercise of basic subscription rights and/or over-subscription rights. In order for us to qualify as a REIT under the Code, not more than 50% (by value) of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities).

The 9.9% limit for a person is computed based on the outstanding shares of common stock.

Any rights exercised by a holder and any shares of common stock subscribed for by that holder through the exercise of its over-subscription rights that would cause it to go over the 9.9% ownership limit will not be considered exercised or subscribed for by that holder. The portion of the subscription price paid by a holder for rights that are not considered exercised and for shares of common stock not considered subscribed for will be returned to that holder, without interest or penalty, as soon as practicable after completion of this offering.

If a holder subscribes for and, inadvertently or otherwise, is issued a number of shares of common stock that causes that holder to go over the 9.9% ownership limit, the number of shares of common stock in excess of the 9.9% ownership limit will not, in the hands of that holder, have dividend, voting and other rights or be considered outstanding for quorum, voting and other purposes.

Subscription Price

Our board of directors determined the terms of the rights offering.  In determining the subscription price, our board of directors considered a number of factors, including:

•	our future needs for additional capital, liquidity and financial flexibility;
•	current economic and financial market conditions;
•	alternatives available for raising equity capital;
•
the size and timing of the rights offering and the price at which our stockholders might be willing to participate in a rights offering offered on a pro rata basis to all stockholders with an over-subscription privilege; and

•	historical and current trading prices for our common stock.

The subscription price was established by our board of directors at a price of ______ per share.  The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or net worth or any other established criteria of value and may or may not be considered the fair value of our common stock at the time the rights offering was approved by our board of directors or during the rights offering period.  We cannot assure you that the trading price of our common stock will not decline during or after the rights offering.

We also cannot assure you that you will be able to sell shares of common stock purchased during the rights offering at a price equal to or greater than the subscription price.  We urge you to obtain a current quote for our common stock before exercising your subscription rights.  We do not intend to change the subscription price in response to changes in the trading price of our common stock prior to the closing of the rights offering.

Expiration Time and Date; Amendments

The subscription rights will expire at 5:00 p.m., New York City time, on                     , 2009, unless we extend it.  We reserve the right to extend the subscription period at our sole discretion, although we do not presently intend to do so.  We will notify you of any extension of the expiration date by issuing a press release announcing such extension no later than 9:00 a.m., New York time, on the next business day after the most recently announced expiration of the rights offering.  You must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price (including any amounts in respect of your over-subscription privilege), to the subscription agent prior to 5:00 p.m., New York City time, on                     , 2009, unless the expiration date is extended.  After the expiration of the rights offering period, all unexercised subscription rights will be null and void.  We will not be obligated to honor any purported exercise of subscription rights which the subscription agent receives after the expiration of the offering, regardless of when you sent the documents regarding that exercise. Shares purchased in the rights offering will be issued to DTC on your behalf and any subscription payments for shares not allocated or validly purchased will be returned, without interest or penalty, as soon as practicable following the expiration date of the rights offering.

We reserve the right, at our sole discretion, to amend or modify the terms of the rights offering.  The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.

Reasons for the Rights Offering

We are conducting the rights offering in order to raise additional equity capital and to improve and strengthen our financial position.  In authorizing the rights offering, our board of directors evaluated our future need for additional liquidity and capital, including for reducing or purchasing our indebtedness, and our need for increased financial flexibility in order to enable us to achieve our business plan and growth strategy. Our board of directors concluded that we should take steps to raise additional capital including by means of this rights offering.  In connection with our board’s evaluation of our capital needs and of this rights offering, our board of directors also considered:

•	current economic and financial market conditions;
•	the prospect of dilution of current stockholders’ ownership interests resulting from any future efforts to raise capital from non-stockholders;;
•	the size and timing of the rights offering;
•	the potential dilution to our current stockholders if they choose not to participate in the offering;
•	alternatives available for raising equity capital;
•	historical and current trading prices for our common stock;
•	the fact that the rights offering could potentially increase the public float for our common stock; and
•	the fact that existing stockholders would have the opportunity to participate on a pro rata basis and would also have an over-subscription privilege.

The net proceeds to us from the rights offering will depend on the number of subscription rights that are exercised.  If we issue all _________  shares available in the rights offering, the net proceeds to us, after deducting estimated offering expenses, will be approximately $___ million.  We estimate that the expenses of the rights offering will be approximately $______ million.  We expect that even if all the rights are exercised and the maximum number of shares are sold, we will seek to raise additional equity financing to improve our capital position.

We will contribute the net proceeds to our operating partnership.  Our operating partnership intends to subsequently use the net proceeds received from us for additional working capital, to reduce or purchase our indebtedness, or for other general corporate purposes.

Although we believe that the rights offering will strengthen our financial condition, our board of directors is not making any recommendation as to whether you should exercise your subscription rights.

Effect of Rights Offering on Existing Stockholders

The ownership interests and voting interests of the existing stockholders that do not fully exercise their subscription rights will be diluted.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable, even in the event we extend the rights offering, and may not be canceled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold certificates evidencing your shares of our common stock, the number of rights you may exercise pursuant to the basic subscription privilege will be indicated on the rights certificate delivered to you. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below under “— Subscription Agent,” prior to the expiration of the rights offering.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly contact your broker, dealer, custodian bank or other nominee in order to subscribe for shares of our common stock in the rights offering.

If your shares of our common stock are held in the name of a broker, dealer, custodian bank or other nominee, your nominee may exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., New York time, ________, 2009 expiration date we have established for the rights offering.

Payment Method

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent in connection with the rights offering must be made in full, in United States currency, in immediately available funds, by:

•	certified bank check or bank draft payable to American Stock Transfer & Trust Company, as subscription agent, f/b/o MHI Hospitality Corporation., drawn upon a United States bank; or
•
wire transfer of immediately available funds to the account maintained by the subscription agent to: JP Morgan Chase, ABA # 021000021, Acct # 323-213251, Account name: American Stock Transfer & Trust, Reference: MHI Hospitality Rights Offer.

Personal checks are not accepted.  Payment received after the expiration of the rights offering may not be honored, in which case the subscription agent will return your payment to you promptly, without interest or penalty.

You should read and follow the delivery and payment instructions accompanying the rights certificate. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO MHI. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and other subscription documents and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send subscription materials and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent.  If your aggregate subscription price payment is greater than the amount you would owe for exercise of your basic subscription privilege in full, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares of our common stock that could be purchased with your over-payment.  If the subscription agent does not apply your full subscription price payment to your purchase of shares of our common stock, any excess subscription payment received by the subscription agent will be returned, without interest or penalty, as soon as practicable after the expiration date of the rights offering.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering prior to the expiration of the rights offer for any reason. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, prior to completion, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation, and all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Subscription Agent

American Stock Transfer & Trust Company is acting as the subscription agent for the rights offering under an agreement with us.  The address to which subscription documents, rights certificates and subscription payments other than wire transfers, should be mailed or delivered is:

If Delivering by Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	By Overnight Courier or By Mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

We will pay the fees and expenses of American Stock Transfer & Trust Company.  We will also agree to indemnify American Stock Transfer & Trust Company against certain liabilities in connection with the rights offering.

You are solely responsible for completing delivery to the subscription agent of your subscription materials.  The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York time, on __________, 2009.  We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.  If you deliver subscription documents or subscription rights certificates in a manner different than that described in this prospectus, then we may not honor the exercise of your subscription privilege.

Information Agent

We have appointed The Altman Group as information agent for the rights offering.  Any questions regarding the MHI Hospitality Corporation rights offering or requests for additional copies of documents may be directed to The Altman Group at (866) 796-3419 (toll free) Monday through Friday (except bank holidays), between 10:00 a.m. and 4:00 p.m., New York time or by email at reorg@altmangroup.com.

Fees and Expenses

We will pay all fees charged by the subscription agent and the information agent.  You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.  Neither the subscription agent nor we will pay such expenses.

Fractional Shares of Common Stock

We will not issue fractional shares of common stock.  Any fractional rights resulting from the share allocation process specified below will be rounded to the nearest whole number.

Notice To Brokers and Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should submit information and payment for shares. We expect that the exercise of subscription rights on behalf of beneficial owners may be made through the facilities of DTC. You may exercise individual or aggregate beneficial owner subscription rights by instructing DTC to transfer subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights exercised and the number of shares of common stock subscribed for under the basic subscription privilege and the over-subscription privilege, if any, and your full subscription payment.

Beneficial Owners

If you do not hold certificates for shares of our common stock, you are a beneficial owner of our shares of our common stock. Instead of receiving a rights certificate, you will receive your subscription rights through a broker, dealer, custodian bank or other nominee. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering.

You should contact your broker, dealer, custodian bank or other nominee if you do not receive information regarding the rights offering, but believe you are entitled to subscription rights. We are not responsible if you do not receive notice by your broker, dealer, custodian bank or other nominee or if you do not receive notice in time to respond to your nominee by the deadline established by the nominee, which may be prior to 5:00 p.m. NewYork time, on _____, 2009.

If you wish to exercise your subscription rights, you will need to have your broker, dealer, custodian bank or other nominee act for you. If you hold certificates for shares of our common stock and received a rights certificate, but would prefer to have your broker, dealer, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transaction for you.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document, or the Instructions as to the Use of MHI Subscription Rights Certificates, you should contact the information agent, The Altman Group, at (866) 796-3419 or by email at reorg@altmangroup.com.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone else.  The subscription rights will not be listed for trading on the Nasdaq Global Market or any other stock exchange or market or on the OTC Bulletin Board.  We expect that the shares of common stock issuable upon exercise of the subscription rights will be listed on the Nasdaq Global Market under the ticker symbol “MDH”.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription privileges, including time of receipt and eligibility to participate in the rights offering.  Our determination will be final and binding.  Once made, subscriptions and directions are irrevocable, even in the event we extend the rights offering, and we will not accept any alternative, conditional or contingent subscriptions or directions.  We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful.  You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us at our sole discretion.  Neither the subscription agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions.  A subscription will be considered accepted, subject to our right to cancel the rights offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and payment of the full subscription amount have been received by the subscription agent.  Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for shares of the common stock in a segregated account pending completion of the rights offering.  The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled.  If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Certificates for Shares of Common Stock

Stock certificates will not be issued for shares of our common stock offered in the offering.  As soon as practicable after the expiration of the rights offering period, the subscription agent will arrange for issuance to the Depository Trust Company, New York, New York, known as DTC, on behalf of each subscription rights holder of record that has validly exercised its basic subscription privilege, the shares of common stock purchased pursuant to the basic subscription privilege.  Shares subscribed for pursuant to the over-subscription privilege will be delivered to DTC on your behalf as soon as practicable after the expiration date of the rights offering and following the completion of any pro-rations as may be necessary in the event the over-subscription requests exceed the number of shares available pursuant to the offering and not subscribed for pursuant to the basic subscription privilege.

Rights of Subscribers

You will have no rights as a stockholder of our common stock until your account, or your account at your broker, custodian bank or other nominee is credited with the shares of our common stock purchased in the rights offering.  You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, payment and any other required documents to the subscription agent.

No Revocation or Change

Once you submit the form of subscription rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid.  All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable, or even in the event we extend the rights offering.  You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.

Regulatory Limitation

We will not be required to issue to you shares of our common stock pursuant to the rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time the rights offering expires, you have not obtained this clearance or approval.

U.S. Federal Income Tax Treatment of Subscription Rights Distribution

Based upon discussions with our advisors, we believe that our distribution of the subscription rights to our stockholders and our stockholders’ exercise of these subscription rights to purchase shares of common stock should generally not be taxable.  YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF SUBSCRIPTION RIGHTS IN THIS OFFERING AND THE OWNERSHIP, EXERCISE AND DISPOSITION OF THE SUBSCRIPTION RIGHTS APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.

No Recommendation to Subscription Rights Holders

Our board of directors is making no recommendations regarding your exercise of the subscription rights.  You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering.  See “Risk Factors” in this prospectus and in any document incorporated by reference into this prospectus.

Listing

The subscription rights may not be sold, transferred or assigned to anyone else and will not be listed on the Nasdaq Global Market or any other stock exchange or market or on the OTC Bulletin Board.  The shares of common stock issuable upon exercise of the subscription rights will be listed on the Nasdaq Global Market under the symbol “MDH” and we intend to apply for listing of the shares of common stock issued in the rights offering.

Shares of Common Stock Outstanding After the Rights Offering

Based on 6,964,263 shares of our common stock outstanding as of September 28, 2009, and assuming all shares available in the rights offering are sold, __________ shares of our common stock will be outstanding upon completion of the rights offering, representing an increase in the number of outstanding shares of our common stock of approximately ______%.  As a result of the rights offering, the ownership interests and voting interests of the existing stockholders that do not fully exercise their subscription rights will be diluted.

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights.  We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions.  Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws.  We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.  However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

General

Our amended and restated charter provides that we may issue up to 49,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, we have 6,964,263 shares of common stock issued and outstanding. As permitted by the Maryland General Corporation Law, our charter contains a provision permitting our board of directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other subsequently issued class or series of common stock, the holders of such common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock, voting as a single class, can elect all of the directors and the holders of the remaining stock are not able to elect any directors.

Distributions, Liquidation and Other Rights

All common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for the payment of distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

Other than the subscription rights offered in this offering, holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of stock contained in our charter, all common stock will have equal distribution, liquidation and other rights.

Power to Reclassify Stock

Our charter authorizes our board of directors to classify any unissued preferred stock and to reclassify any previously classified but unissued common stock and preferred stock of any series from time to time in one or more classes or series, as authorized by the board of directors. Prior to issuance of stock of each class or series, the board of directors is required by the MGCL and our charter to set for each such class or series, subject to the provisions of our charter regarding the restriction on transfer of common stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of preferred stock with priority over the common stock with respect to distributions and rights upon liquidation and with other terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of common stock or otherwise might be in their best interest. As of the date hereof, no shares of preferred stock are outstanding and we have no current plans to issue any preferred stock.

Power to Issue Additional Common Stock and Preferred Stock

We believe that the power to issue additional common stock or preferred stock and to classify or reclassify unissued common stock or preferred stock and thereafter to issue the classified or reclassified stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no current intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, we cannot receive significant amounts of rents from tenants that are related to us, directly or constructively, through ownership.

Because our board of directors believes it is essential at present for us to qualify as a REIT, the charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% (the “Aggregate Stock Ownership Limit”) in value of our outstanding shares of stock. In addition, the charter prohibits any person from acquiring or holding, directly or indirectly, shares of common stock in excess of 9.9% of the number of our outstanding shares of common stock (the “Common Stock Ownership Limit”).

Our charter prohibits (a) any person from beneficially or constructively owning our shares of stock that would result in us being “closely held” under Section 856(h) of the Code, (b) any person from transferring our shares of stock if such transfer would result in our shares of stock being owned by fewer than 100 persons, (c) any transfer that would cause us to own, directly or indirectly, 10% or more of the ownership interests in a tenant of our company (or a tenant of any entity owned or controlled by us) other than a taxable REIT subsidiary if the requirements of Section 856(d)(8)(B) of the Code are satisfied and (d) any transfer that would cause any of our hotel management companies to fail to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares of stock that resulted in a transfer of shares to the Charitable Trust (as defined below), is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Furthermore, our board of directors, in its sole discretion, may exempt a proposed transferee from the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit and/or any of the restrictions described in the first sentence of the paragraph directly above (an “Excepted Holder”). However, the board of directors may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.

If any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess or in violation of the above transfer or ownership limitations (a “Prohibited Owner”), then that number of shares of stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the “Charitable Trust”) for the exclusive benefit of one or more charitable beneficiaries (the “Charitable Beneficiary”), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the charter) prior to the date of such violative transfer. If any automatic transfer to the Charitable Trust is not effective, then the initial transfer of stock will be void ab initio to the extent necessary to prevent a violation of the above transfer or ownership limitations. Shares of stock held in the Charitable Trust shall be issued and outstanding shares of stock. The Prohibited Owner shall not benefit economically from ownership of any shares of stock held in the Charitable Trust, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares of stock held in the Charitable Trust. The trustee of the Charitable Trust (the “Trustee”) shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of stock held in the Charitable Trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the Charitable Trust, the Trustee shall sell the shares of stock held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows: The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price (as defined in the charter) of such shares on the day of the event causing the shares to be held in the Charitable Trust and (ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of stock have been transferred to the Charitable Trust, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Trustee upon demand.

In addition, shares of stock held in the Charitable Trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accepts such offer. We shall have the right to accept such offer until the Trustee has sold the shares of stock held in the Charitable Trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

All certificates representing our shares of stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentages as required by the Code or the Treasury Regulations promulgated thereunder) of all classes or series of our shares of stock, including common stock, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of certain provisions of Maryland law and of our charter and bylaws is only a summary. For a complete description, we refer you to Maryland law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our bylaws provide that the number of our directors may be established by our board of directors. We currently have seven directors. The board of directors may increase or decrease the number of directors by a vote of a majority of the members of our board of directors, provided that the number of directors shall never be less than the minimum number required by Maryland law and that the tenure of office of a director shall not be affected by any decrease in the number of directors. Except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, or, if no directors remain, by our stockholders. Any director elected to fill a vacancy shall serve for the remainder of the full term in which the vacancy occurred and until a successor is elected and qualifies.

At each annual meeting of stockholders, the holders of the common stock may vote to elect all of the directors on the board of directors. Holders of common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of common stock are able to elect all of the directors.

Removal of Directors

Our charter provides that a director may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our stock; or
•
an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and
•
two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. We have opted out of the business combination provisions of the MGCL by resolution of our board of directors. However, our board of directors may, by resolution and without stockholders approval, opt into the business combination statute in the future.

Should our board opt in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any transaction.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or by directors who are our employees are excluded from shares entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

 Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the acquiring person statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror may then vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. Our board of directors may amend our bylaws, without stockholder approval, so as to implement the control share acquisition statute in the future.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

  Pursuant to Subtitle 8, we have elected to provide that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from the board, (b) vest in the board the exclusive power to fix the number of directorships and (c) require, unless called by our chairman of our board of directors, our president and chief executive officer or our board of directors, the request of the holders of a majority of outstanding shares to call for a special meeting.

Merger; Amendment of Charter

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter or merge with another entity unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval by the holders of a majority of all the votes entitled to be cast on the matter for the matters described in this paragraph, except for amendments to various provisions of the charter, including the provisions relating to removal of directors, that require the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. As permitted by the Maryland General Corporation Law, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Limitation of Liability and Indemnification

Our charter limits the liability of our directors and officers for money damages to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person by reason of his or her status as a present or former director or officer.

Maryland law permits us to indemnify our present and former directors and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding; and
• was committed in bad faith; or
• was the result of active and deliberate dishonesty; or
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a derivative action. Maryland law requires us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and
•	a written undertaking by or on behalf of the director or officer to repay the amount reimbursed if the standard of conduct is not met.

We have entered into indemnification agreements with our directors and executive officers that provide for indemnification of such persons to the fullest extent permitted under Maryland law.

The partnership agreement of our operating partnership provides for indemnification of officers, directors and employees of our operating partnership, as well as our indemnification, along with our employees, officers and directors.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Status

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

Dissolution

Pursuant to our charter, and subject to the provisions of any of our classes or series of shares of stock then outstanding and the approval by a majority of the entire board of directors, our stockholders, at any meeting thereof, by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;
•	by or at the direction of our board of directors; or
•
by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;
•	by or at the direction of our board of directors; or
•
provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

 Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

Our board may rescind the resolution opting out of the business combination statute or repeal the bylaw opting-out of the control share acquisition statute without stockholder approval. If the business combination provisions or control share provisions become applicable to our company, those provisions, in addition to the provisions in our charter regarding removal of directors and the restrictions on the transfer of shares of stock and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in the control that might involve a premium price for holders of the common stock or otherwise be in their best interest.

The Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the symbol “MDH”.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences of the rights offering to holders of shares of our common stock who hold such shares as a capital asset for U.S. federal income tax purposes.  This discussion is based on the Code, applicable Treasury Regulations thereunder, laws, regulations, rulings and decisions in effect on the date of this prospectus, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion applies only to holders who are U.S. persons, which is defined as a citizen or resident of the United States, a domestic corporation, any estate the income of which is subject to U.S. federal income taxation regardless of source, and any trust so long as a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has a valid election in place to be treated as a U.S. person.

This discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code, including holders of options or warrants, holders who are dealers in securities or foreign currency, foreign persons (defined as all persons other than U.S. persons), insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired stock pursuant to the exercise of compensatory stock options or warrants or otherwise as compensation.  In the case of a holder that is an entity treated as a partnership for U.S. federal income tax purposes, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership.

We will not seek a ruling from the Internal Revenue Service with respect to the rights offering.  The Internal Revenue Service could take positions concerning the tax consequences of the rights offering that are different from those described here, and if litigated, a court could sustain any such positions taken by the Internal Revenue Service.

The following summary does not address the tax consequences of the rights offering under foreign, state or local tax laws.  Accordingly, we urge each holder of our shares of common stock to consult its own tax advisor with respect to the particular tax consequences to such holder of the rights offering and the exercise of the subscription rights, including state and local tax consequences.

Below is a summary of the U.S. federal income tax consequences to a holder of common stock on the receipt of subscription rights under the rights offering:

Distribution of Subscription Rights.  Under Section 305 of the Code, a stockholder who receives a right to acquire shares will, in certain circumstances, be treated as having received a taxable dividend in an amount equal to the value of such right.  A common stockholder who receives a right to acquire shares of common stock generally will be treated as having received a taxable dividend if such stockholder’s proportionate interest in the earnings and profits or assets of the corporation is increased and any other stockholder receives a distribution of cash or other property.  For purposes of the above, “stockholder” includes holders of warrants, options and convertible securities.  The application of this rule is very complex and subject to uncertainty.  We believe, however, that pursuant to Section 305 of the Code and the Treasury Regulations issued thereunder, the receipt of subscription rights will generally not be taxable to a stockholder.

Stockholder Basis and Holding Period of the Subscription Rights.  Except as provided in the following sentence, a holder’s tax basis in the subscription rights that we distribute in the rights offering will be zero.  If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are distributed or (ii) the holder elects, in its United States federal income tax return for the taxable year in which the subscription rights are distributed, to allocate part of its tax basis in such common stock to the subscription rights, then upon exercise of the subscription rights, the holder’s tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed.  This election may be made pursuant to Section 307 of the Code and the Treasury Regulations thereunder, and will be irrevocable once made.  We have not obtained, and do not currently intend to obtain, an appraisal of the fair market value of the subscription rights.  In determining the fair market value of the subscription rights, a holder should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

A holder’s holding period with respect to the subscription rights that we distribute will include the holding period of such holder’s shares of our common stock with respect to which the subscription rights are distributed.

Lapse of the Subscription Rights.  If a holder allows the subscription rights it receives to expire unexercised, such holder will not recognize any gain or loss on the expiration of its subscription rights, and the tax basis of the common stock that such holder owns with respect to which such subscription rights are distributed will equal the tax basis in such common stock immediately before the receipt of the subscription rights in this rights offering.  If a holder made an election under Section 307 of the Code to allocate part of its tax basis in the common stock to the subscription rights and subsequently allows the subscription rights to expire unexercised, however, the holder will recognize a capital loss upon the expiration of the subscription rights.

Exercise of the Subscription Rights; Basis and Holding Period of Common Stock Acquired Upon Exercise.  A holder will not recognize any gain or loss upon the exercise of the subscription rights.  Such holder’s basis in the shares of common stock acquired through exercise of the subscription rights will be equal to the sum of the subscription price such holder paid to exercise the subscription rights and its basis in such subscription rights, if any.  The holding period for the shares of common stock acquired through exercise of the subscription rights will begin on the date the holder exercises the subscription rights.

Distributions on Common Stock Received Upon Exercise of Subscription Rights.  A holder will recognize ordinary income upon the receipt of any dividend or other distribution on the shares of common stock it acquires upon exercise of the subscription rights to the extent of our current and accumulated earnings and profits for the taxable year in which the distribution is made.  Distributions paid out of our current and accumulated earnings and profits are taxable at ordinary corporate tax rates, subject to any applicable dividends-received deduction.  A distribution in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital to the extent of a holder’s adjusted tax basis in its shares of common stock acquired upon exercise of the subscription rights, and thereafter will constitute capital gain from the sale or exchange of such shares of common stock.

Sale of Common Stock Acquired Upon Exercise of Subscription Rights.  If a holder sells or exchanges shares of common stock acquired upon exercise of the subscription rights, it generally will recognize gain or loss on the transaction equal to the difference between the amount realized and its basis in the shares of common stock.  Such gain or loss upon the sale or exchange of the shares of common stock will be long-term or short-term capital gain or loss, depending on whether the shares of common stock have been held for more than one year.  Under current law, long-term capital gains recognized by non-corporate holders are taxed at a maximum rate of 15%, and will be taxed at a maximum rate of 20% for taxable years beginning after December 31, 2010.  Long-term capital gains recognized by corporations are taxable at ordinary corporate tax rates.  Short-term capital gains of both corporate and non-corporate holders are taxed at a maximum rate equal to the maximum rate applicable to ordinary income.  The deducibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Under the backup withholding rules of the Code, a holder may be subject to information reporting and/or backup withholding with respect to payments of dividends on and proceeds from the sale, exchange or redemption of our shares of common stock unless the holder: (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or (ii) provides a correct taxpayer identification number and certifies under penalties of perjury that the taxpayer identification number is correct and that it is not subject to backup withholding because of a failure to report all dividends and interest income.  Any amount withheld under these rules is allowable as a credit against (and may entitle a holder to a refund with respect to) such holder’s federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.  We may require a holder to establish its exemption from backup withholding or to make arrangements satisfactory to us with respect to the payment of backup withholding.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF SUBSCRIPTION RIGHTS IN THIS OFFERING AND THE OWNERSHIP, EXERCISE AND DISPOSITION OF THE SUBSCRIPTION RIGHTS APPLICABLE TO THEIR OWN PARTICULAR TAX SITUATIONS.

PLAN OF DISTRIBUTION

On or about __________, 2009, we will distribute the subscription rights, subscription rights certificates and copies of this prospectus to individuals who owned shares of common stock of record as of 5:00 p.m., New York City time, on October 12, 2009, the record date for the rights offering.  If you wish to exercise your subscription rights and purchase shares of common stock, you should complete the subscription rights certificate and return it with payment for the shares, to the subscription agent, American Stock Transfer & Trust Company, at the following address:

If Delivering by Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	By Overnight Courier or By Mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

If you have any questions, you should contact the information agent, The Altman Group, at (866) 796-3419 or by email at reorg@altmangroup.com.  The subscription rights will not be listed on the Nasdaq Global Market or any other stock exchange or market or on the OTC Bulletin Board.  The shares of common stock issuable upon exercise of the subscription rights we expect will be listed on the Nasdaq Global Market under the symbol “MDH.”

We have agreed to pay the subscription agent and information agent customary fees plus certain expenses in connection with the rights offering.  We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights.  Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the rights offering.  Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation.  We estimate that our total expenses in connection with the rights offering will be approximately $_______.

LEGAL MATTERS

The validity of the subscription rights and the common stock issuable upon exercise of the subscription rights will be passed upon for us by Baker & McKenzie LLP.

EXPERTS

The financial statements incorporated into this prospectus by reference from MHI’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Witt Mares, PLC, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference.   Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information.  We incorporate by reference into this prospectus the documents listed below as well as any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 1-32379), including all filings made after the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”  The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2008
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;
•	our Current Reports on Form 8-K filed with the SEC on February 13, 2009 and February 25, 2009;
•	our definitive Proxy Statement for our Annual Meeting of Stockholders held on April 21, 2009; and
•	the description of our common stock included in our Form 8-A filed with the SEC on March 10, 2008.

You may request a copy of any or all of the information incorporated by reference into this prospectus (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

MHI Hospitality Corporation.
410 W. Francis Street
Williamsburg, Virginia 23185-4046
Attention: Investor Relations/Scott Kucinski,
Telephone: 757-229-5648

You should rely only on the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectus and the documents that are incorporated by reference.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted.  You should not assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington DC, 20549.  You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.  General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports, is available free of charge through our website at http://www.MHIHospitality.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC.  Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

This prospectus does not contain all of the information included in the registration statement.  We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC.  For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at http://www.sec.gov.  Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete.  Please refer to the actual exhibit for a more complete description of the matters involved.

We have appointed The Altman Group as information agent for the rights offering.  Any questions regarding the rights offering or requests for additional copies of documents may be directed to The Altman Group at (866)796-3419 (toll free) Monday through Friday (except bank holidays), between 10:00 a.m. and 4:00 p.m., New York time, or by email at reorg@altmangroup.com

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be incurred by us in connection with the issuance and distribution of the securities being registered hereby.  With the exception of the SEC registration fee, all fees and expenses set forth below are estimates.

SEC registration fee	$
NASDAQ filing fee	$
Accounting fees and expenses		$6,000
Legal fees and expenses	$
Subscription Agent fees		$25,000
Information Agent fees		$6,500
Printing and engraving expenses		$10,000
Miscellaneous expenses		$9,100
Total	$

Item 15. Indemnification of Directors and Officers

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) bad faith or active and deliberate dishonesty established by a final judgment and which was material to the cause of action. Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter permits us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of our company.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of our company and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

The Maryland General Corporation Law permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged to be liable for an improper personal benefit. In accordance with the Maryland General Corporation Law and our bylaws, our bylaws require us, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by the director or officer or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Item 16.               Exhibits

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.               Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in “Item 15.  Indemnification of Directors and Officers” above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsburg, Commonwealth of Virginia, on September 28, 2009.

MHI Hospitality Corporation.

By:	/s/ Andrew M. Sims
Andrew M. Sims
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby appoints Andrew M. Sims and William J. Zaiser, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ Andrew M. Sims	President and Chief Executive Officer and Chairman of the	September 28, 2009
Andrew M. Sims	Board of Directors (Principal Executive Officer)

/s/ William J. Zaiser	Executive Vice President, Chief Financial Officer and Treasurer	September 29, 2009
William J. Zaiser	(Principal Financial Officer)

/s/ Anthony E. Domalski	Chief Accounting Officer	September 29, 2009
Anthony E. Domalski	(Principal Accounting Officer)

/s/ Gen. Anthony C. Zinni	(Director)	September 29, 2009
Gen. Anthony C. Zinni

/s/ Kim E. Sims	(Director)	September 28, 2009
Kim E. Sims

/s/ Christopher L. Sims	(Director)	September 29, 2009
Christopher L. Sims

/s/ Edward S. Stein	(Director)	September 30, 2009
Edward S. Stein

/s/ James P. O’Hanlon	(Director)	September 29, 2009
James P. O’Hanlon

/s/ J. Paul Carey	(Director)	September 28, 2009
J. Paul Carey

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1
Articles of Amendment and Restatement of MHI Hospitality Corporation (filed as exhibit 3.1to the Registrant’s Pre-Effective Amendment No. 1 to its Registration Statement on Form S-11 filed with the Securities and Exchange Commission on October 20, 2004. (333-118873) and incorporated by reference herein)

3.2
Amended and Restated Bylaws of MHI Hospitality Corporation (filed exhibit 3.2 to the Registrant’s Pre-Effective Amendment No. 5 to its Registration Statement on Form S-11 filed with the Securities and Exchange Commission on December 13, 2004. (333-118873) and incorporated by reference herein)

3.3
Amended and Restated Agreement of Limited Partnership of MHI Hospitality, L.P. (filed as  exhibit 3.3 to the Registrant’s Pre-Effective Amendment No. 4 to its Registration Statement on Form S-11 filed with the Securities and Exchange Commission on November 29, 2004. (333-118873) and incorporated by reference herein)

4.1
Form of Common Stock Certificate (filed as Exhibit 4.1 to the Company's Pre-Effective Amendment No. 5 to its Registration Statement on Form S-11 filed with the Securities and Exchange Commission on December 13, 2004. (333-118873) and incorporated by reference herein)

4.2	Form of Subscription Rights Certificate*

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of Witt Mares, PLC, Independent Registered Public Accounting Firm*

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)*

99.1	Form of Instructions for Use of MHI Hospitality Corporation Subscription Rights Certificates*

99.2	Form of Letter to Stockholders who are Record Holders*

99.3	Form of Letter to Brokers and Nominees*

99.4	Form of Letter to Clients of Nominee Holders*

*      Filed herewith.